UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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ANNTAYLOR STORES CORPORATION

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7 TIMES SQUARE

NEW YORK, NEW YORK 10036

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of the Stockholders of AnnTaylor Stores Corporation, which will be held Wednesday, May 13, 2009 at 8:00 A.M., local time, at our offices at 7 Times Square, 5th Floor, New York, New York 10036.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in this proxy statement.

On behalf of management and the Board of Directors, we thank you for your continued confidence in AnnTaylor Stores Corporation.

Sincerely,

Kay Krill

President and Chief Executive Officer

New York, New York

April 1, 2009

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2009

To the Stockholders of AnnTaylor Stores Corporation:

The 2009 Annual Meeting of the Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Wednesday, May 13, 2009, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the following purposes:

1.	To elect to the Board of Directors of the Company the two Class III directors named in the attached proxy statement, each to serve for a term of three years;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

3.	Such other business as may properly come before the meeting.

Stockholders who hold our common stock at the close of business on March 23, 2009 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Barbara K. Eisenberg

Secretary

New York, New York

April 1, 2009

Your vote is important. Whether or not you attend the meeting in person, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the meeting. If you wish to attend the Annual Meeting, please see the instructions on page 2 of this proxy statement.

Help us preserve and protect the environment by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until cancelled.

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2009

We are furnishing this proxy statement and the accompanying proxy to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), in connection with solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements of such meeting. The Annual Meeting will be held at 8:00 A.M., local time, on Wednesday, May 13, 2009, at our offices located at 7 Times Square, 5th Floor, New York, New York 10036.

This proxy statement and the proxies solicited by this proxy statement will be made available to stockholders on or about April 1, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company’s management will report on the Company’s performance during 2008 and respond to questions from stockholders.

What if I received in the mail a Notice Regarding the Availability of Proxy Materials?

In accordance with current rules adopted by the Securities and Exchange Commission (“SEC”), we are providing our stockholders with access to our proxy materials over the Internet. On or about April 1, 2009, we are mailing to you a Notice Regarding the Availability of Proxy Materials (“Notice”), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice Regarding the Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request printed copies of our proxy materials for the Annual Meeting by following the instructions included in the Notice.

What is a proxy?

A proxy is a document, also referred to as a proxy card, on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You may also choose to abstain from voting. The Board is soliciting your vote as indicated in the Notice you received.

Who is entitled to vote?

You can vote if you were a holder of our common stock at the close of business on March 23, 2009 (the “Record Date”). At the close of business on the Record Date, there were 58,426,203 shares of common stock outstanding. Each common share has one vote.

How do I vote?

If you hold your shares in your own name on the Record Date, you have three ways to vote and submit your proxy before the Annual Meeting:

•	By Internet—We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.

•	By telephone—You may vote and submit your proxy by calling 1 (800) 690-6903.

•	By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

All shares that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted as instructed on the proxy. If you do not indicate otherwise, the shares represented by your properly completed and executed proxy will be voted FOR the election of the Board nominees for Class III directors and in favor of Proposal 2 and such other business as may come before the meeting.

If you sign and submit the proxy card or vote through the Internet or by telephone, you may still attend the meeting in person. The meeting is being held at the Company’s corporate headquarters located at 7 Times Square, 5th Floor, New York, New York 10036 at 8:00 A.M., local time, on Wednesday, May 13, 2009. To attend the meeting, you will need to request a paper copy of the proxy materials, including a proxy card, through any of the means indicated in the Notice. You must bring the Admissions Ticket section of the proxy card, as well as a government-issued picture identification to enter the meeting. You may obtain directions to attend the meeting and vote in person by contacting the Corporate Secretary at corporate_secretary@anntaylor.com or (212) 536-4229. In addition, if due to a disability, you need an accommodation to attend, please contact the Corporate Secretary at the same email address or phone number by April 24, 2009.

Who votes for me if I own my shares through the Company’s Associate Discount Stock Purchase Plan or the 401(k) Savings Plan?

The plan custodian or trustee, as the case may be, votes in accordance with your instructions. If you own shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your properly completed and executed proxy with your voting instructions by May 10, 2009, the custodian will not vote your shares.

If you own shares through the 401(k) Savings Plan and the trustee does not receive your properly completed and executed proxy with your voting instructions by May 10, 2009, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

What can I vote on?

At the Annual Meeting, you will be able to vote on the:

•	election of the two Class III directors to the Board;

•	ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

•	transaction of any other business as may properly come before the meeting, or any adjournments, continuations or postponements of the meeting.

We do not expect any other matters requiring a vote of the stockholders to be presented at the Annual Meeting, but if another matter is properly submitted, the individuals named in the proxy intend to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote?

The Board recommends a vote:

•	FOR each of the two nominees for the Board of Directors; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

How many shares must be present to conduct a meeting?

A quorum is necessary to hold a valid meeting of the stockholders. The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner and no instruction has been given.

How are “broker non-votes” treated?

If you hold your shares in “street name” through a broker, bank or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum, but not as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal.

How many votes are required to pass a proposal?

For Proposal 1, this year for the first time we have implemented majority voting in uncontested director elections, so in order to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.

For Proposal 2 and any other matters that may come before the meeting, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

What happens if I abstain?

A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Accordingly, for Proposal 1, abstentions will have no effect on the outcome of the proposal. For Proposal 2, however, because the affirmative vote of the holders of a majority of the shares present and entitled to vote is required to pass, abstentions will be counted as votes against such proposal.

Can I change my vote after I have voted?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. A later vote by any means will cancel an earlier vote. The last vote we receive before the Annual Meeting will be the vote counted. You may change your vote in any of the following ways:

•	You may revoke your proxy by sending written notice before the Annual Meeting to the Company’s Corporate Secretary at AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036;

•	You may send the Company’s Corporate Secretary (to the address indicated above) a later-dated, signed proxy before the Annual Meeting;

•

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone by 11:59 P.M., Eastern Time, on May 12, 2009, and if you are voting shares held through the Company’s Associate Discount Stock Purchase Plan or 401(k) Savings Plan, by 11:59 P.M., Eastern Time, on May 10, 2009;

•	You may attend the Annual Meeting in person and vote. However, attending the Annual Meeting, in and of itself, will not change an earlier vote; or

•

If your shares are held in an account at a brokerage firm or bank, you may contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the Annual Meeting.

Who pays for soliciting the proxies?

The Company pays the cost of soliciting the proxies. We have retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting the proxies from brokerage firms, custodians and other fiduciaries. The Company expects the fees for Morrow to be approximately $7,500. In addition, the Company’s directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, Internet, personal contact, facsimile, or through similar methods.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established the following committees to assist the Board in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is composed entirely of independent directors, as defined by the New York Stock Exchange listing standards and applicable law. The committees on which the independent directors serve as of the date of this proxy statement are set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James J. Burke, Jr.	*		*
Wesley E. Cantrell		*	**
Michelle Gass		*
Dale W. Hilpert		**
Ronald W. Hovsepian	*	*	*
Linda A. Huett			*
Kay Krill
Michael W. Trapp	**
Daniel W. Yih	*

*	Member

**	Chair

Independence

Under our Corporate Governance Guidelines, at least a majority of our Board must meet the independence requirements of the New York Stock Exchange’s listed company rules and applicable law. With eight independent, non-employee directors out of nine current Board members, we have satisfied this requirement. As required by the New York Stock Exchange rules, the Board annually evaluates the independence of our directors by determining whether a director or any member of his or her immediate family has, either directly or indirectly, any material relationship with the Company.

In accordance with the New York Stock Exchange rules, a director is not independent if:

•	The director is or has been within the last three years an employee of the Company.

•	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

•

The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director of the Company has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years.

•	The director or an immediate family member of the director is a current partner of the Company’s external auditor.

•	The director is a current employee of the Company’s external auditor.

•	An immediate family member of the director is a current employee of the Company’s external auditor and personally works on the Company’s audit.

•

Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit during that time.

•

The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

•

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In making its independence determinations, the Board considers and broadly evaluates all information provided by each director in response to detailed questionnaires concerning his or her independence and any direct or indirect business, family, employment, transaction, or other relationship or affiliation of such director with the Company.

As part of its analysis to determine director independence, the Board reviewed the Company’s arrangement with International Integrated Solutions (“IIS”), a reseller from which it purchased software produced by Novell, Inc. (“Novell”). Mr. Hovsepian is the Non-Executive Chairman of our Board of Directors and is also a director, President and Chief Executive Officer of Novell. The Board has determined that it is in the best interests of the Company to purchase that software from IIS, and that given the monetary amount involved (less than $2,500), the benefit to Mr. Hovsepian is remote and the transaction does not impair his independence.

The independent directors during fiscal year 2008 were:

•	James J. Burke, Jr.;

•	Wesley E. Cantrell;

•	Michelle Gass;

•	Dale W. Hilpert;

•	Ronald W. Hovsepian;

•	Linda A. Huett;

•	Michael W. Trapp; and

•	Daniel W. Yih.

Board Committee Functions

The functions of the standing committees are as follows:

Audit Committee

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk and legal compliance functions of the Company and its subsidiaries. The Audit Committee’s principal functions include assisting the Board of Directors in its oversight of the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	adequacy and effectiveness of the Company’s major financial, legal compliance, technology and business continuity risk exposures;

•	qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	performance of the Company’s internal audit function.

The Audit Committee also prepares the Audit Committee Report for inclusion in the proxy statement. The members all meet the Audit Committee independence and other requirements of the New York Stock Exchange and applicable law. In addition, the Board of Directors has determined that Messrs. Trapp and Yih each qualifies as an “audit committee financial expert” within the meaning of the applicable rules of the SEC.

See “Audit Committee Report” for further information regarding the Audit Committee and its activities.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s Chief Executive Officer, senior management and other key management employees, as the Compensation Committee may determine to ensure that management’s interests are aligned with the interests of stockholders of the Company. The Compensation Committee is also responsible for determining compensation for non-employee directors. The Committee’s principal functions include:

•	establishing compensation philosophy and practices;

•	reviewing and approving compensation of key executives to ensure that it is tied to performance;

•	reviewing and approving compensation of non-employee directors;

•	reviewing and approving appropriate performance metrics under the Company’s incentive compensation plans and determining amounts to be paid to key executives based on performance levels achieved;

•	making recommendations to the Board of Directors with respect to proposed employee benefits plans, incentive compensation plans and equity-based plans; and

•

reviewing and participating with management in the preparation of the Compensation Discussion and Analysis (“CD&A”) and preparing the Compensation Committee Report for inclusion in the proxy statement in accordance with the rules and regulations of the SEC.

During fiscal year 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to advise it on executive compensation and related issues. See the CD&A for further information regarding processes and procedures for the determination of executive compensation. The Compensation Committee reviews and determines non-employee director compensation annually. See the “Director Compensation” section of this proxy statement for further information regarding non-employee director compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board of Directors in corporate governance matters and in determining the proper size and composition of the Board. The Nominating and Corporate Governance Committee’s principal functions include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors nominees for directors for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors;

•	developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

•	leading the annual review of the Board’s performance.

The Nominating and Corporate Governance Committee will consider (in consultation with the Chairman of the Board) and recruit candidates to fill positions on the Board, including vacancies resulting from the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise. In considering potential nominees to the Board, the Nominating and Corporate Governance Committee evaluates each potential candidate against its then-current criteria for selecting new directors. Such criteria include, at a minimum, any requirements of applicable law or listing standards, as well as consideration of a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In addition, the Nominating and Corporate Governance Committee will consider each potential candidate in light of the core competencies that the Committee believes should be represented on the Board of Directors and will also consider the mix of directors and their individual skills, experiences and diverse perspectives to ensure that the composition of the Board is appropriate to carry out its purposes.

The Company’s Nominating and Corporate Governance Committee is also authorized, at the Company’s expense, to retain search firms to identify candidates, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking. The Committee retained a leading search firm this past year to assist the Committee in identifying potential directors.

Stockholders may recommend candidates for nomination to the Board of Directors for consideration by the Nominating and Corporate Governance Committee by submitting in writing to the following address the information required by our Bylaws for director nominees: Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036. All the director candidates, including those recommended by stockholders, are evaluated on the same basis. The Nominating and Corporate Governance Committee will review any candidate recommended by a stockholder of the Company in light of the Committee’s criteria for selection of new directors.

Committee Charters

The charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036.

Executive Sessions of Non-Management Directors

The Company’s independent directors meet separately in executive session without the Chief Executive Officer or other representatives of management. These meetings occur at each regularly scheduled Board meeting in accordance with the Company’s Corporate Governance Guidelines. The Non-Executive Chairman of the Board presides at the executive sessions.

Director Attendance

The Company’s Board of Directors held seven meetings in fiscal year 2008. The Audit Committee and the Compensation Committee each held five meetings, and the Nominating and Corporate Governance Committee held four meetings in fiscal year 2008. Each current director attended at least 85% of the Board meetings and at least 80% of meetings of the Board Committees on which he or she served.

It is the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders. All then-current directors, except Daniel Yih, attended the 2008 Annual Meeting of Stockholders and it is anticipated that all directors will attend the 2009 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board adopted the Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036.

Related Person Transactions Policy and Procedures

It is the policy of the Board of Directors to approve or ratify, based upon the recommendation of the Audit Committee, any related person transaction which is required to be disclosed under the rules of the SEC. For purposes of this policy, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In determining whether the transaction should be approved or ratified by the Board, the Audit Committee and the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee or Board deems appropriate.

Any Audit Committee or Board member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification, provided, however, that such director may be counted in determining the presence of a quorum at the Audit Committee or Board meeting at which the transaction is being considered.

Related Person Transactions

During fiscal year 2008, the Company was not a participant in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

Business Conduct Guidelines

The Company has Business Conduct Guidelines that apply to all Company associates, including its Chief Executive Officer, Chief Financial Officer and Controller, as well as members of the Board of Directors. The Business Conduct Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or by writing to the Corporate Secretary, AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036. Any updates or amendments to the Business Conduct Guidelines, and any waiver that applies to a director or the Chief Executive Officer, Chief Financial Officer or Controller, will also be posted on the website.

Stockholders Communications with the Board of Directors

Stockholders and other interested parties may write to the Board of Directors or the non-employee directors as a group at the following address:

Board of Directors

or

Outside Directors

AnnTaylor Stores Corporation

7 Times Square

New York, NY 10036

You can also report issues regarding accounting, internal accounting controls or auditing matters to the Company’s Board of Directors by writing to the above address or by calling the AnnTaylor Financial Integrity Reporting Line at (877) 846-8915. A call to this telephone line is anonymous, free and available 24 hours per day. Information about how to contact the Board and the Financial Integrity Reporting Line is also available on the Company’s website at http://investor.anntaylor.com.

Information on the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

The Board of Directors of the Company is presently composed of nine members and the directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms.

The Board of Directors has nominated for re-election James J. Burke, Jr. and Kay Krill (the “Nominees”) as Class III directors to serve three-year terms ending at the Annual Meeting to be held in 2012, or until their respective successors are elected and qualified. After more than ten years of dedicated service, Wesley E. Cantrell, who otherwise would have been up for election this year, is not standing for re-election when his term expires at the 2009 Annual Meeting. The Company and the members of the Board greatly appreciate his valuable contributions to the Company.

Mr. Burke and Ms. Krill have consented to serve as directors if elected at the Annual Meeting. If for any reason, either of these Nominees becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the proxy will have the authority to vote for substitute nominees. The Company does not anticipate that either of the Nominees will be unable or unwilling to serve.

The Board of Directors has determined that Mr. Burke is “independent” under the New York Stock Exchange listed company rules and applicable law.

The Board of Directors recommends that stockholders vote

“FOR” the Company’s Nominees for Class III Directors.

Set forth below is a brief biography of each Nominee for election as a Class III director and of all other members of the Board of Directors who will continue in office.

Nominees for Election as Class III Directors

Term Expiring 2012

James J. Burke, Jr., age 57. Mr. Burke has been a director of the Company since 1989. He has been a partner and director of Stonington Partners, Inc., a private investment firm, since 1993. Mr. Burke is also a director of Lincoln Educational Services Corporation.

Kay Krill, age 54. Ms. Krill has been Chief Executive Officer of the Company since 2005 and President of the Company and a member of the Board of Directors since 2004. She was President of LOFT from 2001 until 2004.

Incumbent Class I Directors

Term Expiring 2010

Michelle Gass, age 41. Ms. Gass has been a director of the Company since November 2008. She has been Executive Vice President, Marketing and Category, at Starbucks Coffee Company since December 2008, and prior to that had been Senior Vice President, Marketing and Category since August 2008. From January 2008 to July 2008, Ms. Gass was Senior Vice President, Global Strategy and from 2004 until then, Senior Vice President, Category Management of Starbucks. Previously, she held various other executive positions at Starbucks.

Michael W. Trapp, age 69. Mr. Trapp has been a director of the Company since 2003. He was a partner at Ernst & Young LLP, from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast area. He was also a member of Ernst & Young’s Partner Advisory Council. Mr. Trapp is currently a private investor and a director of Global Payments, Inc. where he is chairman of its audit committee.

Daniel W. Yih, age 50. Mr. Yih has been a director of the Company since 2007. He has been Chief Operating Officer of Starwood Capital Group since 2007 and previously was Chief Operating Officer and a Portfolio Principal of GTCR Golder Rauner, LLC from 2000 to 2007. Mr. Yih was also a member of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. from 1995 to 2007.

Incumbent Class II Directors

Term Expiring 2011

Dale W. Hilpert, age 66. Mr. Hilpert has been a director of the Company since 2004. From 2004 to 2006, he was Chairman, Chief Executive Officer and President of Footstar, Inc., a footwear retailer. Prior to joining Footstar, he was Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 2001 to 2003. Mr. Hilpert was Chairman and Chief Executive Officer of Foot Locker, Inc., a retailer of athletic footwear and apparel, from 1999 to 2001. He is also a director of Signet Group PLC (doing business as Kay Jewelers in the United States).

Ronald W. Hovsepian, age 48. Mr. Hovsepian has been Non-Executive Chairman of the Company’s Board since 2005 and a director of the Company since 1998. Since June 2006, Mr. Hovsepian has been a director, President and Chief Executive Officer of Novell, Inc., a technology company. From October 2005 to June 2006, he was President and Chief Operating Officer of Novell and from May 2005 until then, Executive Vice President and President, Global Field Operations. From 2003 to May 2005, Mr. Hovsepian was President, North America of Novell.

Linda A. Huett, age 64. Ms. Huett has been a director of the Company since 2005. From 2000 to 2006, she was Chief Executive Officer of Weight Watchers International, Inc., a global branded consumer company and provider of weight-loss services. Ms. Huett was also a director of Weight Watchers from 1999 to 2006 and is currently a director of RC2 Corporation, a producer of children’s and collectible products.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to make an examination of the accounts of the Company for fiscal year 2009.

Independent Auditor Fees and Services

The following table presents fees billed for professional services rendered by Deloitte for fiscal years 2008 and 2007.

	2008	2007
Audit Fees	$1,456,480	$1,356,512
Audit-Related Fees (1)	309,950	65,000
Tax Fees (2)	151,469	57,018
All Other Fees	0	0

Deloitte Total Fees	$1,917,899	$1,478,530

(1)	Audit-Related Fees include fees billed in 2008 and 2007 for audits and other services related to the Company’s employee benefit plans. In addition, in fiscal year 2008, fees were billed for review of information systems and technical accounting updates.

(2)	Tax Fees represent fees billed for professional services rendered by Deloitte to the Company for tax compliance (including federal, state, local and international) and related matters such as local tax planning.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte, that the provision of such services has not adversely affected Deloitte’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and permitted non-audit services that the independent registered public accounting firm may perform for the Company. Under the policy, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and permitted non-audit services not covered by the services that are pre-approved annually, subject to certain de minimis exceptions permitted under the Securities Exchange Act of 1934 (the “Exchange Act”) for services other than audit, review or attest services. In fiscal 2008, the Audit Committee delegated pre-approval authority to the Chair of the Audit Committee, provided that the aggregate estimated fees for all current and future periods for which the services are to be rendered are not expected to exceed a designated amount. Any such pre-approval must be reported at the next scheduled meeting of the Audit Committee. The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent registered public accounting firm by type of service being or expected to be provided.

In fiscal year 2008, all fees for audit, audit-related, tax and permitted non-audit services performed by Deloitte were pre-approved by the Audit Committee.

While not required by law, the Board of Directors is asking the stockholders to ratify the selection of Deloitte as a matter of good corporate practice. If the appointment of Deloitte is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

AUDIT COMMITTEE REPORT

Introduction

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk management and legal compliance functions of the Company and its subsidiaries. The Audit Committee is governed by a written charter, a copy of which is available on the Company’s website at http://investor.anntaylor.com. In carrying out its oversight responsibilities, the Audit Committee is not responsible for planning or conducting audits or for determining that the Company’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles. The Company’s management is responsible for the Company’s financial statements, and the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing such financial statements in accordance with generally accepted auditing standards.

Membership

The Audit Committee consists of four directors, each of whom meets the independence requirements of the New York Stock Exchange and applicable law. In the judgment of the Board, each member of the Audit Committee is financially literate and has accounting or related financial management expertise. In addition, the Board has determined that Messrs. Trapp and Yih each qualifies as an “audit committee financial expert.”

Audit Committee Activities

The Audit Committee generally meets five times annually. The Committee Chair reports periodically to the Board of Directors regarding its activities and recommendations. The Audit Committee meets periodically in separate executive sessions with each of the representatives of Deloitte, the Vice President of Internal Audit and the General Counsel.

In discharging its oversight responsibilities for fiscal year 2008, the Audit Committee:

•

reviewed and discussed the Company’s audited financial statements and critical accounting policies with management and Deloitte, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•

reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte any relationships that may affect Deloitte’s objectivity and independence;

•

discussed with management, including the Vice President of Internal Audit, and Deloitte, the Company’s major financial, legal compliance, technology and business continuity risk exposures and steps taken by management to monitor and mitigate such exposures;

•	reviewed with the Company’s General Counsel material legal affairs of the Company and the Company’s compliance with applicable law, including its Compliance and Ethics Program;

•	engaged, approved the fees paid to, and evaluated the performance of, Deloitte;

•	evaluated the performance of the internal audit function;

•	reviewed with management the Company’s disclosure controls and procedures;

•

reviewed with management and Deloitte management’s annual report on internal control over financial reporting and Deloitte’s opinion on the effectiveness of the Company’s internal control over financial reporting; and

•	reviewed significant developments in accounting rules with Deloitte and management.

The Audit Committee received written disclosure from Deloitte that it is independent, as required by the applicable requirements of the PCAOB. Deloitte informed the Audit Committee that it disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte’s professional judgment, may reasonably be thought to bear on its independence and also confirmed that it is independent of the Company within the meaning of the rules and standards of the PCAOB and securities laws.

The Audit Committee conferred periodically with the Company’s Vice President of Internal Audit regarding the scope and results of audits performed by the Company’s internal audit department. It also reviewed the findings of the Company’s internal audit department and Deloitte on the adequacy and effectiveness of the Company’s internal accounting and financial controls. Additionally, the Audit Committee held discussions with management, including the Vice President of Internal Audit, to review the status of the Company’s compliance with the rules on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended January 31, 2009 and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Company’s Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Michael W. Trapp (Chairperson)

James J. Burke, Jr.

Ronald W. Hovsepian

Daniel W. Yih

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Dale W. Hilpert (Chairperson)

Wesley E. Cantrell

Michelle Gass

Ronald W. Hovsepian

Compensation Committee Interlocks and Insider Participation

As of the Record Date, there were no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This year we have structured the Compensation Discussion and Analysis (the “CD&A”) in two sections. The first, entitled “Analysis of Compensation Programs for 2008 and 2009” describes how the Compensation Committee applied its long-term compensation philosophy during 2008, the impact of the severe economic downturn which significantly affected the Company starting in the Fall of 2008, and how the Compensation Committee has applied and fine-tuned that long-term philosophy in these uncertain times in shaping senior executive compensation for 2009. The second part of the CD&A, entitled “Compensation Program Framework”, discusses in greater detail the principal elements of our compensation philosophy and practices.

I.  Analysis of Compensation Programs for 2008 and 2009

Fiscal Year 2008 Compensation

While during the first half of fiscal year 2008 the Company achieved solid bottom line performance by successfully managing inventory levels and overall expenses, during the latter part of the year, it, as well as many other companies, faced very difficult macroeconomic conditions which negatively impacted the Company’s ability to meet its objectives for the second half of fiscal 2008. The compensation programs operated effectively in 2008, reflecting the Committee’s long-term compensation goals of tying executive compensation to the Company’s performance and alignment with the Company’s shareholders.

The Compensation Committee considers salary increases on an annual basis at its March meeting and also establishes the bonus program goals for the Spring season and long-term incentive awards for the year at that meeting. In the context of the Company’s performance at that time, our named executive officers were granted salary increases at the March 2008 meeting. In addition, Messrs. Lynch and Nicholson received salary increases in connection with their assumptions of new responsibilities later in 2008. Consistent with tying long-term compensation to the Company’s performance, the Committee made 50% of the restricted stock awards for Ms. Krill and Messrs. Lynch and Nicholson (the only current named executive officers who were employed by the Company in March 2008) based on achieving performance goals for fiscal years 2008, 2009 and/or 2010. The named executive officers also earned bonuses under the Company’s cash bonus plan for the Spring 2008 season based upon achieving the designated performance objectives for that season.

The economic downturn impacted in significant ways the compensation given to the named executive officers in 2008 and in earlier years. The following is a list of some of the ways in which Ms. Krill’s and the other named executive officers’ compensation has been affected:

•	All of the stock options granted to the named executive officers in 2008 and prior years are now significantly underwater.

•

The value of the option awards listed in the Summary Compensation Table on page 28 of this proxy statement are based on compensation expense recorded for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) and does not reflect the current value to the named executive officers. For example, the option awards listed for Ms. Krill of $2,054,870, $2,392,008 and $1,781,394 for fiscal years 2008, 2007 and 2006, respectively, are totally comprised of stock options that are significantly underwater and, accordingly, do not have any current intrinsic value.

•

The value of the stock awards listed in the Summary Compensation Table on page 28 of this proxy statement are also based on compensation expense recorded for financial statement reporting purposes in accordance with FAS 123(R) and does not reflect the current value to the named executive officers. For example, the 2008 stock award expense included in the Summary Compensation Table for Ms. Krill includes restricted stock grants with grant date values ranging from $24.19 to $37.07 per share. If those awards were made to Ms. Krill on March 10, 2009, the annual grant date for 2009, the grant date value would be $2.82 per share.

•

The portion of the performance-based restricted stock granted to the named executive officers in 2008 and 2007 and scheduled to vest in 2009 based on achieving performance goals for 2008 was forfeited because the goals were not achieved.

•

The amounts for 2008 for the 2006-2008 and 2007-2009 cycles and the three-year cumulative goal for the 2006-2008 cycle under the Long-Term Cash Incentive Plan were not paid because the goals were not achieved.

•	No bonus was earned for the Fall 2008 season under the cash bonus plan because the goals were not achieved for the Fall season.

Compensation Strategy for Fiscal Year 2009

While the compensation program operated effectively in 2008, the Compensation Committee has fine-tuned the application of its long-term compensation philosophy to reflect the current economic conditions and the Company’s performance. For example, during both 2008 and 2009, the Company placed more emphasis on shorter-term business goals viewed as essential to managing through the current economic environment, such as maintaining a strong cash position and reducing the Company’s cost structure, and the compensation objectives for 2009 reflect that. In addition, our compensation structure also needed to take into account the significant drop in the value of the long-term compensation awarded to executives over the past few years.

With this context in mind, the Committee made its compensation decisions at its March 2009 meeting taking into account the balance it must strike among three key factors: maintaining a consistent pay-for-performance philosophy and practice, driving the Company’s short-term business goals and retaining and rewarding senior executives on a pay-for-performance basis.

Accordingly, the Committee made the following decisions for 2009 compensation for the named executive officers:

•	Ms. Krill and the other named executive officers as well as corporate associates will not receive any salary increases in 2009;

•

To address the substantially reduced value of the senior executives’ equity interest in the Company, the Committee awarded to Ms. Krill and the other named executive officers a grant of a larger number of stock options than in prior years, although constituting a lower overall percentage and lower value of total compensation. However, to address the impact of the significantly lower price of the Company’s stock on the March 2009 grant date, the Committee took two actions: first, in determining the number of options to be awarded, it valued the equity at a price almost three times higher than the market price on the grant date, thereby dramatically reducing the number of options that would have been granted if the grant date value had been used as was the case in 2008; second, it also spread the option awards over three grant periods (March, June and September of 2009) so that the exercise price would reflect any price fluctuation during the year.

•

50% of all restricted stock awarded to Ms. Krill and the other named executive officers is performance-based and will only be earned if the Company achieves the respective performance goals for 2009, 2010 and/or 2011. The Committee has also broadened the range of senior executives who receive a portion of their award in performance-vesting restricted stock instead of only time-vesting shares.

•

Revised the form of payment of a bonus related to projected savings under the strategic restructuring program that was originally awarded to Ms. Krill, Messrs. Lynch and Nicholson in the form of cash (see the section entitled “Other Bonuses” in this CD&A). Consistent with the Company’s objective to maintain a strong cash position, the executives have agreed to have a portion of that bonus paid in restricted stock. Due to constraints on the number of shares available for grant, all of the bonus could not be paid in restricted shares.

We believe these compensation decisions for 2009 reflect the Committee’s consistent commitment to implementing pay-for-performance principles that are aligned with the interests of the Company’s shareholders in these challenging economic times, while also recognizing the need to retain and reward our key executives.

II.  Compensation Program Framework

Compensation Philosophy

The compensation philosophy underlying our compensation program is to drive the achievement of the Company’s long-term key business objectives: consistent sales growth accompanied by consistent net income growth. In the latter half of 2008, the Company, as well as many other companies, faced very difficult macroeconomic conditions and the Compensation Committee has fine-tuned its philosophy to put more emphasis on driving shorter term goals of maintaining a strong cash position and reducing the Company’s cost structure.

We designed the compensation programs using performance metrics closely tied to the achievement of these goals. We balanced our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. To accomplish this, we structured a competitive compensation program with a fixed component of total compensation and a significant, incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives.

We generally target the annual base salaries of our executives at the median (50th percentile) for our comparator group (as described below), and we design our compensation programs so that if targeted objectives are achieved, total compensation to the executive falls between the 50th and 75th percentile of our comparator group, based on the latest, publicly-available compensation information for our comparator group. “Total compensation” includes the sum of base salary, short-term cash incentive compensation, long-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we also structure our compensation programs so that if the Company’s performance exceeds target levels, total compensation to the executive may exceed the 75th percentile. If the Company, however, fails to achieve its targeted objectives, total compensation will fall below the 50th percentile of our comparator group to a range generally between the 25th and 50th percentile. We may set target compensation above the 75th percentile on an ad hoc basis when we believe that it is important to attract or retain key executive officers. In fiscal year 2008, during which the Company met certain of its targeted objectives for the Spring season but did not meet its goals for the Fall, we expect that actual compensation for our current “named executive officers” (as defined in the Summary Compensation Table below) will fall near the lower percentile range of our comparator group. We also use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We are assisted in these matters by a compensation consultant, as described below.

We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company’s achievement of seasonal goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is comprised of both cash and equity components. The components of long-term equity incentive compensation for fiscal 2008 included:

•	Time-vesting stock options: to retain our key executives and compensate them through the appreciation in the Company’s stock price;

•	Time-vesting restricted stock: to also encourage retention of our key executives and to provide them with value directly tied to our share price; and

•

Performance-vesting restricted stock: to incent our key executives to achieve the Company’s performance goals, recognize them for their contribution to the achievement of such goals, and to provide them with value tied to our share price.

The Compensation Committee annually reviews the allocation between the short- and long-term and cash and equity elements of compensation and determines the distribution based on the Company’s current business goals and competitive market practices. The Compensation Committee has also reviewed the Company’s compensation programs and the allocation between short- and long-term compensation to ensure that our programs do not incentivize our executives to take unnecessary and excessive risks that could jeopardize the value of the Company and the best interests of its shareholders. After such review, the Committee has determined that our compensation programs are designed to incentivize value creation and an appropriate level of risk. We believe this is supported in part by the fact that a significant portion of our executives’ total compensation is comprised of long-term compensation elements that tie reward to the long-term results of the Company. During fiscal year 2008, approximately two-thirds of total compensation to our named executive officers consisted of long-term compensation. In addition, the performance metrics under our short- and long-term cash compensation awards—operating profit and corporate net income—incentivize our executives to achieve both short- and long-term profitable growth for the Company, rather than focus on short-term sales results. During fiscal year 2008, we granted to certain of our key executives a restructuring bonus, which in connection with our multi-year strategic restructuring plan launched in 2008, is designed to encourage such executives to drive the Company’s restructuring plan to achieve enhanced profitability over a three-year period. We believe that these factors, among others, illustrate that our compensation programs are structured to compensate our executives for performance aimed at achieving long-term profitability.

We have an employment agreement with Ms. Krill and individual Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements with our other current named executive officers, which are more fully described below. We have a special severance plan, which we describe below, in which our current named executive officers, other than Ms. Krill, participate. We offer minimal perquisites to our named executive officers. The Company’s broad-based, tax-qualified pension plan was frozen on September 30, 2007, as explained under the “Pension Benefits” section of this proxy statement. While the Company does not offer any supplemental pension plans to its named executive officers, effective January 1, 2008, it implemented a supplemental savings plan that permits its vice presidents and above to defer compensation earned by them in excess of the deferrals permitted under the Company’s broad-based, tax-qualified 401(k) plan and to receive matching contributions that they are prohibited from receiving under the 401(k) plan because of certain tax limitations. This plan is further described under the “Nonqualified Deferred Compensation” section of this proxy statement.

Processes for Determining Compensation for our Named Executive Officers

Compensation Committee—Working with our Compensation Consultant and Management

During fiscal year 2008, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company’s key business objectives and not incentivize our executives to take inappropriate risks that could negatively impact the Company. As part of this process, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

The compensation consultant provides its views and makes recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Certain of our human resources executives meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. During fiscal year 2008, the compensation consultant provided only executive compensation advice to the Compensation Committee. The compensation consultant provides compensation advice to the Company only with the Committee’s prior authorization and specification.

Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our named executive officers and also discusses with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Management Performance Compensation Plan (the “Performance Compensation Plan”) and under awards of performance-vesting restricted stock granted to our executives. Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of her direct reports.

Benchmarking—Our Comparator Group

In determining the appropriate level of compensation for our executive officers, including our named executive officers, we compare the compensation of our executives to that of similarly-positioned executives in a comparator group of certain companies in the apparel and retail industries. The Company falls between the median and the 75th percentile in terms of revenue among the companies comprising the peer group, based on the most recent, publicly-available information.

We benchmark against this group to remain competitive in our compensation practices, thereby permitting us to attract and retain key executives. While the Compensation Committee finds benchmarking to be very useful in its compensation determinations, it considers it just one element among the various factors it takes into account when making compensation decisions. The Compensation Committee periodically reviews the comparator group to determine whether it continues to consist of companies against which it is appropriate to benchmark our compensation practices. Currently, our peer group consists of the following companies:

Peer Group Companies

Abercrombie & Fitch Co.	Chico’s FAS, Inc.	J Crew Group, Inc.	Pacific Sunwear of California Inc.

Aeropostale Inc.	The Children’s Place Retail Stores, Inc.	Limited Brands Inc.	Polo Ralph Lauren Corporation

American Eagle Outfitters, Inc.	Coach Inc.	Liz Claiborne Inc.	The Talbots, Inc.

Charming Shoppes Inc.	Gap, Inc.	New York & Company, Inc.	Urban Outfitters Inc.

Tally Sheets

As part of the Compensation Committee’s annual evaluation of compensation to our named executive officers, the Committee reviews tally sheets setting out each component of the executive’s compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by such person. The specific elements of compensation considered in the tally sheets currently used by the Committee include:

•	base salary;

•	seasonal cash incentive awards and any other bonuses, if applicable;

•	equity and long-term cash incentive compensation;

•	amounts realized upon the vesting of restricted stock and exercise of stock options;

•	the value of the Company’s unvested restricted stock and unexercisable stock options held by such executive officer;

•	perquisites and other personal benefits;

•	potential payments upon various termination scenarios, including change in control; and

•	any earnings under the Company’s deferred compensation plan, if the executive participates.

The Compensation Committee’s review of tally sheets provides the Committee with a formal mechanism through which the Committee is able to ensure the Company’s compensation programs and practices are consistent with the Company’s compensation philosophy and its overall business objectives. Tally sheets are one, but not the only, factor the Committee takes into account when making executive compensation decisions. Tally sheets permit the Committee to determine annually whether the elements of compensation and individual decisions made by the Committee during the year with respect to an executive, when considered in the aggregate, amount to a coherent compensation package that is consistent with our pay philosophy.

The Elements of Compensation

Base Salary

The annual base salary of our named executive officers represents the fixed component of compensation and is reviewed annually by the Compensation Committee. In determining the appropriate level of base salary, the Committee considers the named executive officer’s performance, his or her position, level of responsibility at the Company and market data. The Committee also takes into account that increases in a named executive officer’s base salary also raise the amount of potential cash earnings under our short- and long-term cash incentive awards, because compensation under these awards is calculated based on a percentage of the individual’s base salary.

Base salary increases in early fiscal year 2008 for the Company’s named executive officers, other than Ms. Krill, were initially recommended by Ms. Krill based on her assessment of their performance during the prior year, as well as relevant market data. The Committee’s compensation consultant provided a recommendation to the Committee as to Ms. Krill’s salary increase.

Short-Term Cash Incentive Compensation—Performance Compensation Plan

We provide our executives with short-term incentive compensation in the form of a Spring and a Fall season cash bonus under the Performance Compensation Plan. The Compensation Committee established two metrics to drive our business objectives under that Plan: a corporate operating profit target for overall corporate performance and divisional operating profit targets for the performance of divisions of the Company (AnnTaylor, LOFT and AnnTaylor Factory). The divisional operating profit targets were selected to further align pay levels to divisional results for those executives who primarily have divisional responsibility.

The Compensation Committee determined that the corporate metric applicable for fiscal year 2008 under the Performance Compensation Plan should be changed from corporate net income to corporate operating profit. The Committee implemented this change because it believes that corporate operating profit is more closely tied to the operational aspects of the business over which the Company’s associates, including our named executive officers, have more direct influence and control.

In addition, in March 2008, we revised the payment structure of the Performance Compensation Plan so that all eligible associates, corporate and divisional, would earn amounts for seasonal rather than annual results of the Company. Accordingly, now our corporate senior executives, including certain of our named executive officers, are eligible to earn a payout based on the Company’s corporate operating profit results for a season (Spring or Fall) rather than the entire year. This change was implemented to further align the compensation of the Company’s associates with our business, which is based on two separate seasons, and to ensure that such associates are appropriately compensated for their contribution to the Company’s performance during each season. As described below, we also revised our long-term cash incentive compensation to provide that amounts earned under seasonal awards are banked and adjusted based upon future corporate net income performance over a three-year period, which we believe strikes an effective balance against our short-term compensation and provides for a more effective overall program.

The table below illustrates the weighting of the performance measure(s) applicable to each current named executive officer under the seasonal bonuses of the Performance Management Plan for fiscal year 2008.

Performance Measure Weighting under Performance Management Plan Fiscal Year 2008

	Corporate Operating Profit		Divisional Operating Profit
	Spring	Fall	Spring	Fall
Kay Krill	50%	50%	N/A	N/A
Michael Nicholson	50%	50%	N/A	N/A
Christine Beauchamp	N/A	30%	N/A	70%
Gary Muto	N/A	30%	N/A	70%
Brian Lynch	15%	15%	35%	35%

For fiscal year 2008, the Spring 2008 pre-tax corporate operating profit target under the Performance Compensation Plan was set at $83.9 million, excluding certain restructuring charges, and the Fall 2008 pre-tax corporate operating profit target was set at $58 million, also excluding certain restructuring charges.

We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate operating profit and divisional operating profit targets achieved. For the corporate operating profit target and the divisional operating profit targets for the AnnTaylor, LOFT and AnnTaylor Factory divisions of the Company, the matrix ranges from a minimum threshold goal, at which the executive is eligible to receive 30% of his or her “individual target payout” (as defined below), to a maximum goal, at which the executive is entitled to receive 200% of his or her individual target payout. During fiscal year 2008, the seasonal “individual target payout” for Ms. Krill was 55% of her base salary. For Ms. Beauchamp and Messrs. Muto and Lynch, it was 35% of their base salary, and for Mr. Nicholson, 30% of his base salary.

A retention feature is embedded in the Performance Compensation Plan whereby if in the Spring season the Company or the respective divisions exceed their performance targets, the excess amounts earned are banked by the Company for the respective executives and paid out after the end of the Fall season, provided that the associate is still employed at the end of the year. In addition, if during a certain season the Company exceeds its performance target, our executives are capped at 200% of their “individual target payout” and are not entitled to any carryover benefits in a subsequent season for amounts exceeding such cap.

For Spring 2008, we exceeded our corporate operating profit target. The AnnTaylor division did not meet its divisional operating profit target, while LOFT met and AnnTaylor Factory exceeded their respective divisional targets. Each of Ms. Krill and Messrs. Nicholson and Lynch received a payout for Spring performance. For Fall 2008, corporate and each of the divisions of the Company failed to meet their respective targets and accordingly none of our named executive officers earned a payout for Fall performance. However, in connection with their recent employment with the Company, the Company agreed to guarantee Ms. Beauchamp’s and Mr. Muto’s Fall 2008 bonus, and accordingly they received a pro-rated payout for the Fall season, which guaranteed payments are provided in the table below. Amounts earned by our current named executive officers under the Performance Compensation Plan for each of the Spring and Fall seasons for fiscal year 2008 are provided in the table below.

Payments under Performance Management Plan for Fiscal Year 2008

	Amounts Earned based on Corporate Operating Profit Results		Amounts Earned based on Divisional Operating Profit Results
	Spring	Fall	Spring		Fall
Kay Krill	$937,200	$0	$	N/A	$	N/A
Michael Nicholson	233,090	0		N/A		N/A
Christine Beauchamp	N/A	79,846		N/A		186,308
Gary Muto	N/A	42,577		N/A		99,346
Brian Lynch	95,023	0		162,386		0

Long-Term Cash Incentive Compensation—Long-Term Bonus under the Performance Compensation Plan

In fiscal year 2008, the Compensation Committee discontinued future cycles under the Company’s 2004 Long-Term Cash Incentive Plan and established instead, for vice-presidents and above, a long-term cash incentive feature under the Performance Compensation Plan, the Restricted Cash Feature (“RCF”). Under the RCF, seasonal corporate operating profit targets are set at the same levels as those under the short-term cash incentive feature of the Plan, but any amounts earned for a season are banked and deferred until the end of the third fiscal year following that season. Consistent with our long-term key business objective of driving consistent net income growth, amounts banked during the three-year deferral period are adjusted by the average percentage increase or decrease, as the case may be, of the Company’s corporate net income performance over the three-year deferral period. The RCF, like the 2004 Long-Term Cash Plan it replaced, contains a deferral feature, which the Committee believes is essential to align executive interests with the long-term performance of the Company. Also, as with the 2004 Long-Term Cash Plan, under the RCF, the executive must be employed by the Company at the end of the three-year deferral period in order to receive any cash bonus under the RCF, unless he or she has entered into a Confidentiality, Non-Solicitation and Non-Competition Agreement, as described below.

The Company exceeded its corporate operating profit target for the 2008 Spring season, and accordingly each of our current named executive officers who were participants at that time earned and banked amounts under the RCF for that season. No amounts, however, were earned for the 2008 Fall season, as the Company did not meet its operating profit target for that season. During fiscal year 2008, the seasonal “individual target payout” for Ms. Krill under the RCF was 51% of her base salary, for Ms. Beauchamp and Messrs. Muto and Lynch, 42.5% of their base salary and for Mr. Nicholson, 25% of his base salary.

While future cycles under the 2004 Long-Term Cash Plan were discontinued, two cycles remain under which payouts may be earned if the Company achieves the respective targets: the 2006-2008 and the 2007-2009 performance cycles. During fiscal year 2008, the Company did not achieve the one-year performance targets for the third year of the 2006-2008 cycle nor for the second year of the 2007-2009 performance cycle. Accordingly, none of the named executive officers will receive payment for fiscal year 2008 performance under those cycles. In addition, the Company did not achieve the three-year performance target for the 2006-2008 cycle. Amounts were banked, however, for fiscal years 2006 and 2007 under the 2006-2008 cycle and therefore the participating officers will receive a payout for those years in the Spring of 2009.

Long-Term Equity Incentive Compensation

In addition to long-term cash incentive compensation, the Compensation Committee also awards equity to its key executives. The Committee believes that stock options and restricted stock awards further align executives’ interests with those of the Company’s stockholders and incentivize management to focus on building long-term stockholder value. In March of 2008, the named executive officers who were employed by the Company at that time received their annual equity grant of stock options, time-vesting restricted stock and performance-vesting restricted stock. In addition, in July 2008, Messrs. Lynch and Nicholson received awards of 20,000 time-vesting stock options and 15,000 time-vesting stock options, respectively, in connection with additional responsibilities they assumed at that time. All stock options granted to our named executive officers in 2008 and in prior years are significantly underwater.

Performance-Vesting Restricted Stock

During fiscal year 2008, consistent with our performance-based compensation practices, in addition to granting time-based restricted stock and stock options to our named executive officers, we also granted performance-based restricted stock to Ms. Krill, Ms. Lazarus and Messrs. Nicholson and Lynch. The Compensation Committee made these performance-based equity grants to link more closely the compensation of these executives to the performance of the Company, as well as to make the equity component of their compensation competitive with that of executives holding comparable positions in our peer group. The performance goal applicable to these equity grants for fiscal year 2008 is operating earnings per share (EPS), excluding restructuring charges, and this goal was set at the middle of the range of the Company’s operating EPS guidance for 2008, as publicly disclosed in the beginning of fiscal year 2008. For fiscal year 2008, the Company failed to meet the minimum operating EPS target and accordingly no performance shares vested in fiscal year 2008 for any of the applicable named executive officers.

A key difference between the performance restricted shares granted in fiscal year 2008 and those granted in prior years, was that for the 2008 grant, the Compensation Committee established a matrix with minimum and maximum thresholds for operating EPS performance and vesting of restricted stock with varying amounts in between. This change was implemented to better align executive compensation to the performance of the Company as it provides that if target operating EPS is exceeded, the executive is appropriately compensated for above-target performance and, similarly, if target operating EPS is missed by a relatively small amount, the executive still earns a portion of the shares.

Other Bonuses

From time to time, the Compensation Committee may exercise its discretion to approve additional bonuses both within and outside of the Performance Compensation Plan. In April of 2008, the Compensation Committee approved bonuses under the Performance Compensation Plan to certain executives who had key responsibility for achieving projected savings for the Company in connection with its strategic restructuring program launched that year. Under the terms of the award, in the event that at a minimum of $25 million in gross savings is achieved by the Company for fiscal year 2008, Ms. Krill would be entitled to receive a minimum of $300,000 and up to a cap of $450,000 that year, and each of Messrs. Nicholson and Lynch would be entitled to receive a minimum of $150,000 and up to a total of $225,000.

During fiscal year 2008, the Company exceeded its gross savings goal and accordingly Ms. Krill earned $450,000 and each of Messrs. Nicholson and Lynch, $225,000. These executives, however, have agreed to receive a portion of the bonus earned in 2008 in the form of restricted stock (instead of cash) with a one-year vesting period, consistent with the Company’s objective to maintain a strong cash position. For 2009, the Company expects to continue to deliver savings pursuant to the strategic restructuring program and these executives would earn a bonus that year depending on the level of savings achieved.

In addition, to compensate Mr. Muto for a bonus from his previous employer he forfeited upon his joining the Company in November of 2008, the Committee also approved a sign-on bonus for Mr. Muto in the amount of $1,000,000 to be paid in 2009. Ms. Beauchamp was a consultant to the Company before she joined the Company in August 2008, and accordingly she received consulting fees for her services. These amounts are reflected in the Summary Compensation Table of this proxy statement.

Equity Grant Policy

We generally make our annual equity grants to our named executive officers at the regularly scheduled Compensation Committee meeting held in March of each year after the final results of the prior year’s performance are determined. We also make grants during other times of the year when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes.

The grant date of an equity award is determined as described below:

(i)	if the award was approved at the regularly scheduled Compensation Committee meeting held in March, the later of the (a) second business day following the public release of the Company’s fiscal year-end results, and (b) March Compensation Committee meeting;

(ii)	if the award was approved at another regularly scheduled or special meeting of the Compensation Committee, the date of that meeting;

(iii)	if the award was approved by having each Compensation Committee member sign a document containing the terms of the award, the date the last signature is received by the Company; and

(iv)	if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that she signs a writing containing the key terms of the grant.

Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person. In addition, if a grant date in any of clauses (ii)-(iv) above falls during a “Blackout Period” established under the Company’s trading policy, then the grant date will be the second business day following the end of the Blackout Period during which the award was made.

The exercise price for stock options is the fair market value of the Company’s common stock on the grant date, which is set as the closing price per share of the common stock on the New York Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any intrinsic value to the executive unless the market price of the common stock rises.

Change in Control and other Termination Events

Under the terms of the Company’s equity plans, special severance plan and employment agreements, certain of our named executive officers are entitled to compensation and benefits upon the occurrence of specific events, including a Change in Control and termination of the executive’s employment without Cause (as such terms are defined in the applicable document). The terms of these arrangements, as well as an estimate of the payments that would have been made to the executive if such events would have occurred at the end of the Company’s fiscal year 2008, are described in detail in the section entitled “Executive Compensation—Payments and Entitlements Upon Change in Control and Other Termination Events.”

Severance

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer in 2005. That agreement was amended in December 2008 to comply with the requirements of Section 409A of the Internal Revenue Code. This amendment did not materially revise any substantive provisions of her agreement. The employment agreement with Ms. Krill, as so amended, provides for payments to be made to her upon certain termination events, including a Change in Control of the Company (as defined under her employment agreement).

During fiscal year 2008, the Company entered into Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of Messrs. Nicholson, Muto and Lynch and with Ms. Beauchamp and Ms. Lazarus. Under the Non-Compete Agreements, if the executive is terminated without Cause (and in the cases of Messrs. Muto and Lynch and Ms. Beauchamp, if they were to terminate their employment for Good Reason), he / she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under the Performance Compensation Plan based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCF, in addition to any earned in the season in which he or she is terminated, which amounts are to be paid in accordance with the payment schedule of such feature of the Plan. In exchange for these benefits, the executive agrees to comply with certain non-competition, non-solicitation and confidentiality obligations. If Messrs. Muto, Lynch or Ms. Beauchamp were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to him for the time period, if any, it chooses to enforce such provision. These agreements are further described in the “Payments and Entitlements upon Change in Control and other Termination Events” section of this proxy statement.

The current named executive officers, other than Ms. Krill, are also eligible to receive benefits under the Company’s Special Severance Plan. Under this Plan, a participant is eligible to receive benefits if within two years after a Change in Control of the Company (as defined in the Special Severance Plan) there is a Qualifying Termination of their employment. A “Qualifying Termination” is either a termination of the executive’s employment by the Company without Cause or a termination by the executive of his or her employment for Good Reason. A description of Ms. Krill’s employment agreement and the Special Severance Plan is also provided in the “Payments and Entitlements upon Change in Control and other Termination Events” section of this proxy statement.

A key difference between Ms. Krill’s arrangement under her employment agreement and that of the other current named executive officers under the Special Severance Plan is the requirement under the Special Severance Plan that a Change in Control occur prior to the occurrence of a Qualifying Termination before severance is paid to the executive under the Plan. Under Ms. Krill’s arrangement, one year after a Change in Control and without the occurrence of an additional event, Ms. Krill has the right to terminate her employment (with or without any reason) and receive severance. We believe that the provision permitting Ms. Krill to receive severance benefits upon her voluntary resignation following a Change in Control is important in order to ensure that her economic interests would not be inconsistent with those of our shareholders in the period preceding a Change in Control and to ensure that she has a strong incentive not to voluntarily resign during the one-year period after a Change in Control.

Equity

In the case of equity granted in fiscal year 2008 to our current named executive officers, other than Ms. Krill, treatment of such awards upon a change in control of the Company or other termination events is subject to the terms of the Company’s 2003 Equity Incentive Plan (the “2003 Equity Plan”). Under the 2003 Equity Plan, if the named executive officer’s employment is terminated by reason of death, Disability or Retirement (as such terms are defined under the Plan), vested stock options remain exercisable for a period of three years following the termination event (or sooner if the options expire before then). All unvested stock options are forfeited. If the named executive officer is terminated for Cause (as defined under the Plan) or the executive voluntarily leaves his or her employment, all stock options granted to such executive terminate on the day following termination. If the named executive officer’s employment is terminated for any reason other than those provided above, only the stock options that are exercisable on the date of such termination may be exercised for a period of up to three months following the termination event. For restricted stock, if the named executive officer’s employment is terminated for any reason, all restricted stock granted to such executive that has not vested by the date of termination is forfeited by the executive. Upon a change in control of the Company, all stock options and restricted stock granted to the named executive officer automatically vest.

Under Ms. Krill’s employment agreement, if Ms. Krill’s employment is terminated by the Company without Cause, by her for Good Reason, due to Disability (as defined in her employment agreement) or if her employment agreement expires as a result of the Company not renewing her employment agreement at the end of the term, all time-vesting stock options and restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill will be entitled to exercise such stock options for a period of up to three years following any such event, provided that such options have not expired before the end of that period. However, while Ms. Krill’s previous employment agreement with the Company provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee decided that it would be in the Company’s and shareholders’ best interests to limit accelerated vesting of future awards under her new employment agreement. As a result, under her current agreement, only that portion of the performance-based restricted stock that is eligible to vest on March 15 following the end of the fiscal year of termination will vest (and then only on a pro rata basis), other than in the case of a Change in Control. All equity awards granted to Ms. Krill under her employment agreement will vest upon a Change in Control and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted.

Different meanings are assigned to the various terms giving rise to benefits and entitlements under Ms. Krill’s employment agreement, the 2003 Equity Plan and the Special Severance Plan. One difference among the documents is the definition of “Change in Control.” For example, under Ms. Krill’s employment agreement, “Change in Control” is defined as set forth in the 2003 Equity Plan, except that if Ms. Krill’s termination occurs prior to a Change in Control but during the pendency of a Potential Change in Control, the date of termination will be deemed as having occurred after a Change in Control. A Potential Change in Control (as defined in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement) may be triggered by an entity’s acquisition of 15% of the Company’s common stock. Under the Special Severance Plan, the trigger for a Change in Control would occur by an acquisition of 30% of the Company’s common stock. Under the 2003 Equity Plan, a merger in which the Company represents 80% or less of the common stock of the surviving entity would trigger a change in control, while under the Special Severance Plan, the Company would need to represent less than 50%. These differences, among others, occur as a result of historical circumstances and individual negotiations with our Chief Executive Officer.

Former President of AnnTaylor Division

Ms. Lazarus separated from the Company, effective August 12, 2008. In connection with her separation and consistent with the terms of her Non-Compete Agreement, Ms. Lazarus is entitled to receive 18 months of her base salary over a 12-month period, as well as health and welfare benefits during that period, provided she complies with the confidentiality, non-solicitation and non-compete provisions of the Agreement. Any unvested restricted stock and stock options previously granted to Ms. Lazarus were forfeited.

Tax and Accounting Considerations

In making its compensation decisions, the Compensation Committee considers the accounting and income tax impact on the Company of its decisions, including the potential non-deductibility of certain compensation. In doing so, the Committee strives to strike an appropriate balance between designing appropriate and competitive compensation packages for its executives while also maximizing the deductibility of such compensation and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Section 162(m) of the Internal Revenue Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers (excluding the chief financial officer) in excess of $1.0 million in a taxable year, with certain exceptions for qualified “performance-based compensation.” Time-vesting shares of restricted stock granted to our named executive officers during fiscal year 2008 did not qualify as performance-based compensation under Section 162(m). Similarly, Ms. Beauchamp’s and Mr. Muto’s guaranteed Fall 2008 bonuses under the Performance Compensation Plan do not constitute performance-based compensation under Section 162(m). For those types of compensation that could qualify as performance-based compensation, the Company attempted to meet the qualification requirements.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008

The table below sets forth the total compensation paid or earned during the fiscal year ended January 31, 2009 by (i) the Company’s Chief Executive Officer and Chief Financial Officer, (ii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of January 31, 2009, and (iii) each other person who was an executive officer of the Company during fiscal year 2008, who as of January 31, 2009, no longer served as an executive officer of the Company and whose total compensation would have placed such person among the Company’s most highly compensated executive officers (each such executive officer, a “named executive officer”). For a description of any employment agreements between the Company and any named executive officers, see the “Compensation Discussion and Analysis” and the “Payments and Entitlements upon Change in Control and other Termination Events” sections of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Kay Krill	2008	$1,183,333	$ —		$2,553,183	$2,054,870	$1,888,961	$ —	$164,077	$7,844,424
President, Chief Executive Officer and Director	2007	1,083,333	—		3,175,300	2,392,008	82,500	23,569	100,493	6,857,203
	2006	1,000,000	—		7,259,581	1,781,394	1,495,000	22,093	120,622	11,678,690

Michael Nicholson (e)	2008	570,292	—		126,203	152,332	468,338	—	8,775	1,325,940
Executive Vice President and Chief Financial Officer	2007	196,875	150,000		27,604	28,737	8,978	—	105	412,299
	2006	—	—		—	—	—	—	—	—

Christine Beauchamp (f)	2008	378,974	—		102,381	83,610	266,154	—	750,000	1,581,119
President, AnnTaylor Stores	2007	—	—		—	—	—	—	—	—
	2006	—	—		—	—	—	—	—	—

Gary Muto (g)	2008	201,346	1,000,000	(h)	24,447	11,797	141,923	—	—	1,379,513
President, AnnTaylor Loft	2007	—	—		—	—	—	—	—	—
	2006	—	—		—	—	—	—	—	—

Brian Lynch	2008	657,084	—		263,617	328,180	683,030	—	39,494	1,971,405
President, AnnTaylor Factory	2007	545,417	—		202,408	205,356	301,788	14,915	4,713	1,274,597
	2006	482,898	50,000		199,754	123,306	439,600	15,401	4,029	1,314,988

Adrienne Lazarus (i)	2008	369,519	—		424,454	478,459	508,006	—	1,218,723	2,999,161
Former President, AnnTaylor Stores	2007	662,500	—		417,041	431,721	81,405	18,814	5,190	1,616,671
	2006	570,017	100,000		480,178	297,636	433,310	8,786	4,132	1,894,059

(a)	The amounts in these columns reflect the dollar amount of awards pursuant to the Company’s equity incentive plans recognized as compensation expense for financial statement reporting purposes for the fiscal year ended January 31, 2009 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107, (“SFAS No. 123(R)”) and thus may include amounts related to awards granted in and prior to 2008. Assumptions used in the calculation of these amounts for fiscal years ended January 31, 2009, February 2, 2008 and February 3, 2007 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 31, 2009 in the Company’s Annual Report on Form 10-K. During fiscal year 2008, Ms. Krill, Mr. Lynch and Ms. Lazarus forfeited 108,334, 3,000 and 5,000 performance-vesting restricted shares, respectively, scheduled to vest in March of 2008 because the Company did not achieve the performance targets associated with those shares. Ms. Krill and Messrs. Nicholson and Lynch will also forfeit 16,317, 3,333 and 6,666 performance-vesting restricted shares, respectively, scheduled to vest in April of 2009 because the Company did not achieve the fiscal year 2008 performance target associated with those shares. In addition, Ms. Lazarus forfeited 42,500 shares of time-vesting restricted stock, 20,000 shares of performance-vesting restricted stock, and 112,500 unvested stock options in connection with her separation from the Company.

(b)	Reflects amounts earned by the named executive officers under the Company’s Performance Compensation Plan. For fiscal year 2008, the amounts for Ms. Krill and Messrs. Nicholson and Lynch do not include $367,989, $183,994 and $183,994, respectively, they earned for part of the strategic restructuring program bonus, which they elected to receive in the form of restricted stock (see the section entitled “Other Bonuses” under the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement). For fiscal year 2008, the amount for Ms. Krill includes $937,200 for the Spring 2008 bonus, $869,750 for the Restricted Cash Feature (“RCF”) related to the Spring 2008 season and $82,011 for the strategic restructuring bonus. For Mr. Nicholson, the amount reflects $233,090 for the Spring 2008 bonus, $194,242 for the RCF related to the Spring 2008 season, and $41,006 for the strategic restructuring program bonus. For Ms. Beauchamp and Mr. Muto the amounts reflect the Fall 2008 bonuses, which were guaranteed in connection with their recent employment with the Company. For Mr. Lynch, the amount reflects $257,409 for the Spring 2008 bonus, $384,615 for the RCF related to the Spring 2008 season, and $41,006 for the strategic restructuring program bonus. For Ms. Lazarus, the amount reflects $100,643 for the Spring 2008 bonus and $407,363 for the RCF related to the Spring 2008 season. For fiscal year 2008, there were no earnings under the Company’s Long-Term Cash Incentive Plan since the Company did not achieve the relevant performance goals associated with this Plan. See the CD&A for a description of the Performance Compensation Plan (including the RCF and the strategic restructuring program bonus) and the Long-Term Cash Incentive Plan.

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(c)	Fiscal year 2008 pension earnings for our named executive officers who were eligible to participate were negative and were as follows: Ms. Krill, ($17,307) and Mr. Lynch, ($4,845).

(d)	For Ms. Krill, this represents $39,374 for car service, $24,586 for reimbursement of taxes in connection with car service, $15,080 in life insurance premiums paid by the Company on her behalf, and $10,725 and $72,225 in contributions made by the Company under its 401(k) savings and non-qualified deferred compensation plans, respectively, on her behalf. The remaining amounts for Ms. Krill represent compensation in the form of executive wellness and group personal liability insurance. For Mr. Nicholson, the amount represents contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, in addition to life insurance premiums paid by the Company on his behalf. For Mr. Lynch, the amount represents $10,744 and $28,750 in contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively, in addition to life insurance premiums paid by the Company on his behalf. For Ms. Beauchamp, the amount represents fees paid to her by the Company for strategic consulting services she rendered to the Company prior to joining the Company.

(e)	Mr. Nicholson joined the Company on September 17, 2007.

(f)	Ms. Beauchamp joined the Company on August 12, 2008. From April 2008 to August 2008, she provided consulting services to the Company.

(g)	Mr. Muto joined the Company on November 11, 2008.

(h)	This amount represents a sign-on bonus paid to Mr. Muto to compensate him for a bonus from his previous employer he forfeited upon his joining the Company.

(i)	Ms. Lazarus separated from the Company, effective August 12, 2008. For 2008, the amount for Ms. Lazarus under the “All Other Compensation” column of the table includes $1,162,500 in severance payments payable over a 12-month period, $30,000 in outplacement services, other benefits she is entitled to receive under her severance agreement as described in the CD&A, and contributions made by the Company on her behalf under the Company’s 401(k) savings and non-qualified deferred compensation plans.

The table below provides information on cash incentives, stock options and restricted stock granted in fiscal year 2008 to each of the Company’s named executive officers. See the CD&A for a description of the formula and criteria for determining amounts payable to our named executive officers under the Long-Term Cash Incentive Plan and the Performance Compensation Plan, including the Restricted Cash Feature (“RCF”) and the strategic restructuring program bonus under such Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	All Other Option Awards: Number of Securities Underlying Options (#)(b)	Exer- cise or Base Price of Option Awards ($/Sh)(c)	Stock Price at Close of Market on Date of Grant ($/Sh)(c)	Grant Date Fair Value of Stock and Option Awards ($) (d)
Name	Plan Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)(a)	Target (#)(a)	Maxi- mum (#)(a)
Kay Krill	2003 Equity Incentive Plan	3/13/08	—	—	—	—	—	—	49,000	—	—	—	1,185,310	(e)
		3/13/08	—	—	—	—	—	—	—	143,133	24.19	23.90	1,261,002
		4/25/08	—	—	—	36,750	49,000	61,250	—	—	—	—	1,248,520	(e)
	Performance Compensation Plan
	• Seasonal Bonus	3/12/08	396,000	1,320,000	2,640,000	—	—	—	—	—	—	—	—
	• RCF • Strategic Restructuring	3/12/08 4/25/08	367,500 0	1,225,000 600,000	2,450,000 900,000	— —	— —	— —	— —	— —	— —	— —	— —

Michael Nicholson	2003 Equity Incentive Plan	3/12/08	—	—	—	—	—	—	10,000				239,200	(f)
		3/12/08	—	—	—	—	—	—	—	30,000	23.92	24.19	261,300
		4/25/08	—	—	—	7,500	10,000	12,500	—				254,800	(f)
		7/10/08	—	—	—	—	—	—	—	15,000	23.22	21.22	132,000
	Performance Compensation Plan
	• Seasonal Bonus	3/12/08	103,244	344,148	688,296	—	—	—	—	—	—	—	—
	• RCF • Strategic Restructuring	3/12/08 4/25/08	86,037 0	286,790 300,000	573,580 450,000	— —	— —	— —	— —	— —	— —	— —	— —

Christine Beauchamp	2003 Equity Incentive Plan	8/12/08	—	—	—	—	—	—	25,000	—	—	—	650,000	(g)
		8/12/08	—	—	—	—	—	—	—	50,000	26.00	25.85	531,000

	Performance Compensation Plan
	• Seasonal Bonus	8/12/08	79,846	266,154	532,308	—	—	—	—	—	—	—	—
	• RCF	8/12/08	96,956	323,187	646,374	—	—	—	—	—	—	—	—

Gary Muto	2003 Equity Incentive Plan	11/11/08	—	—	—	—	—	—	55,000	—	—	—	439,450	(h)
		11/11/08	—	—	—	—	—	—	—	65,000	7.99	7.35	212,068
	Performance Compensation Plan
	• Seasonal Bonus	11/11/08	42,577	141,923	283,846	—	—	—	—	—	—	—	—
	• RCF	11/11/08	51,700	172,335	344,670	—	—	—	—	—	—	—	—

Brian Lynch	2003 Equity Incentive Plan	3/12/08	—	—	—	—	—	—	20,000	—	—	—	478,400	(i)
		3/12/08	—	—	—	—	—	—	—	70,000	23.92	24.19	609,700
		4/25/08	—	—	—	15,000	20,000	25,000	—	—	—	—	509,600	(i)
		7/10/08	—	—	—	—	—	—	—	20,000	23.22	21.22	176,000
	Performance Compensation Plan
	• Seasonal Bonus	3/12/08	140,417	468,058	936,116	—	—	—	—	—	—	—	—
	• RCF • Strategic Restructuring	3/12/08 4/25/08	170,507 0	568,356 300,000	1,136,712 450,000	— —	— —	— —	— —	— —	— —	— —	— —

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(a)	These awards vest in three equal installments on each of April 25, 2009, 2010 and 2011, in each case, only if the Company meets performance targets. For 2008, the Company did not meet the minimum performance target associated with those shares and accordingly the shares scheduled to vest for 2008 performance were forfeited.

(b)	These awards vest in equal installments on each of the first four anniversaries of the respective grant date, except for Ms. Beauchamp whose awards vest in equal installments on each of the first three anniversaries of the grant date. The 35,000 time-vesting stock options and 10,000 time-vesting restricted shares granted to Ms. Lazarus on March 12, 2008, and 10,000 performance-vesting restricted shares granted to her on April 25, 2008 were forfeited by Ms. Lazarus upon her separation from the Company on August 12, 2008.

(c)	Under the Company’s equity incentive plans, the exercise price for stock options is set at the closing price per share of the Company’s common stock on the New York Stock Exchange for the trading day immediately preceding the grant date.

(d)	Amounts set forth in the stock and option award columns represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R) based on the assumptions set forth in the Company’s financial statements and footnotes for fiscal year 2008. However, based on the Company’s current stock price, all option awards granted to our named executive officers during fiscal year 2008 (and in previous years) are significantly underwater.

(e)	As of January 31, 2009, the Company’s 2008 fiscal year end, the market value of these shares was $241,080.

(f)	As of January 31, 2009, the Company’s 2008 fiscal year end, the market value of these shares was $49,200.

(g)	As of January 31, 2009, the Company’s 2008 fiscal year end, the market value of these shares was $123,000.

(h)	As of January 31, 2009, the Company’s 2008 fiscal year end, the market value of these shares was $270,600.

(i)	As of January 31, 2009, the Company’s 2008 fiscal year end, the market value of these shares was $98,400.

The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested time-vesting and performance-vesting restricted stock held by the Company’s named executive officers on January 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (n)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (n)
Kay Krill	22,500	—		—	$12.01	March 14, 2011	—		$—	—		$—
	33,750	—		—	13.27	May 3, 2011	—		—	—		—
	28,125	—		—	16.87	January 29, 2012	—		—	—		—
	52,500	—		—	12.71	March 11, 2013	—		—	—		—
	150,000	—		—	26.45	January 29, 2014	—		—	—		—
	52,500	—		—	30.12	March 8, 2014	—		—	—		—
	150,000	—		—	22.27	November 4, 2014	—		—	—		—
	36,562	12,188	(a)	—	25.58	March 15, 2015	—		—	—		—
	200,000	—		—	28.49	November 17, 2015	—		—	—		—
	50,000	50,000	(b)	—	35.49	March 8, 2016	—		—	—		—
	45,000	135,000	(c)	—	35.28	March 15, 2017	—		—	—		—
	—	143,133	(d)	—	24.19	March 13, 2018	—		—	—		—
	—	—		—	—	—	4,125	(a)	20,295	—		—
	—	—		—	—	—	20,000	(b)	98,400	—		—
	—	—		—	—	—	18,750	(c)	92,250	—		—
	—	—		—	—	—	49,000	(d)	241,080	—		—
	—	—		—	—	—	—		—	66,667	(e)	328,002
	—	—		—	—	—	—		—	16,667	(f)	82,002
	—	—		—	—	—	—		—	49,000	(g)	241,080

Michael Nicholson	6,750	20,250	(h)	—	32.36	September 17, 2017	—		—	—		—
	—	30,000	(i)	—	23.92	March 12, 2018	—		—	—		—
	—	15,000	(j)	—	23.22	July 10, 2018	—		—	—		—
	—	—		—	—	—	6,750	(h)	33,210	—		—
	—	—		—	—	—	10,000	(i)	49,200	—		—
	—	—		—	—	—	—		—	10,000	(g)	49,200

Christine Beauchamp	—	50,000	(k)	—	26.00	August 12, 2011	—		—	—		—
	—	—		—	—	—	25,000	(k)	123,000	—		—

Gary Muto	—	65,000	(l)	—	7.99	November 11, 2018	—		—	—		—
	—	—		—	—	—	55,000	(l)	270,600	—		—

Brian Lynch	18,750	—		—	27.09	May 24, 2014	—		—	—		—
	5,000	2,500	(a)	—	25.58	March 15, 2015	—		—	—		—
	7,500	7,500	(b)	—	35.49	March 8, 2016	—		—	—		—
	6,750	20,250	(m)	—	35.86	March 14, 2017	—		—	—		—
	—	70,000	(i)	—	23.92	March 12, 2018	—		—	—		—
	—	20,000	(j)	—	23.22	July 10, 2018	—		—	—		—
	—	—		—	—	—	1,250	(a)	6,150	—		—
	—	—		—	—	—	3,000	(b)	14,760	—		—
	—	—		—	—	—	6,750	(m)	33,210	—		—
	—	—		—	—	—	20,000	(i)	98,400	—		—
	—	—		—	—	—	—		—	6,000	(f)	29,520
	—	—		—	—	—	—		—	20,000	(g)	98,400

(footnotes on next page)

(footnotes to table)

(a)	This award vests on March 15, 2009.

(b)	This award vests in two equal installments on each of March 8, 2009 and 2010.

(c)	This award vests in three equal installments on each of March 15, 2009, 2010 and 2011.

(d)	This award vests in four equal installments on each of March 13, 2009, 2010, 2011 and 2012.

(e)	This award scheduled to vest on March 15, 2009 was forfeited because the Company did not meet the performance target associated with such shares.

(f)	This award vests in two equal installments on each of March 15, 2009 and 2010, in each case, only if the Company meets the performance target associated with such shares. The tranche scheduled to vest on March 15, 2009 was forfeited because the Company did not meet the performance target associated with such shares.

(g)	This award vests in three equal installments on each of April 25, 2009, 2010 and 2011, in each case, only if the Company meets the performance target associated with such shares. The tranche scheduled to vest on April 25, 2009 will be forfeited because the Company did not meet the performance target associated with such shares.

(h)	This award vests in three equal installments on each of September 17, 2009, 2010 and 2011.

(i)	This award vests in four equal installments on each of March 12, 2009, 2010, 2011 and 2012.

(j)	This award vests in four equal installments on each of July 10, 2009, 2010, 2011 and 2012.

(k)	This award vests in three equal installments on each of August 12, 2009, 2010 and 2011.

(l)	This award vests in four equal installments on each of November 11, 2009, 2010, 2011 and 2012.

(m)	This award vests in three equal installments on each of March 14, 2009, 2010 and 2011.

(n)	The amounts in this column represent the number of shares outstanding for the named executive officer at the Company’s 2008 fiscal year end multiplied by the Company’s 2008 fiscal year end stock price of $4.92.

The table below shows the number of shares of the Company’s common stock acquired by each named executive officer during fiscal year 2008 upon the exercise of stock options and vesting of restricted stock.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kay Krill	—	$ —	94,917	$2,015,221
Michael Nicholson	—	—	2,250	54,090
Christine Beauchamp	—	—	—	—
Gary Muto	—	—	—	—
Brian Lynch	—	—	10,625	261,261
Adrienne Lazarus	45,000	157,229	16,875	409,223

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers and the number of years of service credited to each such named executive officer under the AnnTaylor Inc. Pension Plan (“Pension Plan”) determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS FOR FISCAL YEAR 2008

Name	PLAN NAME	Number of Years of Credited Service at end of Fiscal Year 2008	Present Value of Accumulated Benefits at end of Fiscal Year 2008 ($)	Payments during Fiscal Year 2008 ($)
Kay Krill	AnnTaylor Inc. Pension Plan	12.25	$191,927	$ —
Michael Nicholson	AnnTaylor Inc. Pension Plan	—	—	—
Christine Beauchamp	AnnTaylor Inc. Pension Plan	—	—	—
Gary Muto	AnnTaylor Inc. Pension Plan	—	—	—
Brian Lynch	AnnTaylor Inc. Pension Plan	2.34	42,195	—
Adrienne Lazarus	AnnTaylor Inc. Pension Plan	14.75	—	106,408

The Pension Plan is a tax-qualified retirement plan that was generally available to all eligible employees upon completion of a 12-month period during which the employee completed 1,000 hours of service. Effective October 1, 2007, the Pension Plan was amended to eliminate future benefit accruals for all employees. Prior to October 1, 2007, the following provisions applied:

Benefits under the Pension Plan are determined as follows:

(a)	For participants with ten years or less of service with the Company:

(i)	1.25% of Compensation (as defined below) for the calendar year up to the Social Security Wage Base (which for 2007 was $97,500), plus

(ii)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base.

(b)	For participants with more than ten years of service, the sum of (i) and (ii) below:

(i)	For the first ten years of service with the Company:

1)	1.25% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base, plus

(ii)	For years of service in excess of ten years:

1)	1.60% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.95% of Compensation for the calendar year in excess of the Social Security Wage Base.

Participants do not accrue benefits under the Pension Plan for any years of service in excess of 35 years of service with the Company or for service after October 1, 2007.

“Compensation” is defined as W-2 earnings reported for a calendar year, excluding any severance pay, equity grants, moving allowance, car allowance, certain imputed income, or other similar payments, but including pre-tax contributions to a cafeteria plan, a transportation fringe benefit plan or a 401(k) plan. The maximum amount taken into account was $225,000, the Internal Revenue Code (“IRC”) limit for 2007.

Benefits under the Pension Plan are payable as a lifetime annuity or under a variety of other payment forms, including a lump sum distribution. Benefits are payable, at the election of the participant:

•	at the normal retirement age of 65;

•	upon early retirement after age 55; or

•	upon termination of employment.

For a participant under the Pension Plan to receive any benefits, he or she must have been employed for at least five years by the Company. Full benefits are payable at the normal retirement age of 65. If the participant retires between the ages of 55 and 65, the amount of benefits is reduced to reflect the additional years of pension payments. If the participant retires at age 55, he or she will be entitled to 60% of the accrued benefits. If the participant elects to commence payments upon termination of his or her employment with the Company prior to age 55, the benefit will be payable in a lump sum (or as an annuity, at the election of the participant) and will be reduced to the actuarial equivalent of the benefit payable at age 65.

The present value of accumulated benefits at January 31, 2009 provided in the table above is determined based on the accrued plan benefit at that date and assumes the following:

•	the named executive officer will retire from the Company at age 65, the plan’s normal retirement age;

•	the named executive officer will receive his or her payments in the form of a lump-sum; and

•

the present value of the lump-sum payment is calculated using a discount rate of 6.75% for pre-retirement years (with retirement assumed at age 65) while the discount rate for post-retirement years is based on the January 2009 rates of 5.20% for the first 5 years, 6.80% for the next 15 years, and 6.31% for years after 20 years, blended with the 30-year Treasury rate of 3.80% as prescribed by IRC Section 417(e)(3). This is consistent with the assumptions used for financial reporting purposes.

For calculation of the changes in pension value set forth in the Summary Compensation Table above, the present value of accumulated benefits at February 2, 2008 (the end of the Company’s 2007 fiscal year) is determined using the same assumptions and methodologies described above, except that the discount rate of 5.80% is applied to pre-retirement years and the discount rate for post-retirement years is based on the January 2008 rates of 4.39% for the first 5 years, 6.01% for the next 15 years, and 6.72% for years after 20 years, blended with the 30-year Treasury rate of 4.33% as prescribed by IRC Section 417(e)(3).

Credited service under the Pension Plan is different from the participant’s actual years of service with the Company. Before October 1, 2007, credited service for benefit accruals under the Pension Plan begins the first of the month following the completion of one year of service with the Company. Credited service is frozen as of September 30, 2007.

NONQUALIFIED DEFERRED COMPENSATION

Under the Company’s Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”), certain executives, including the named executive officers, may defer up to 50% of his or her salary as well as up to 100% of awards earned under the Management Performance Compensation Plan during the calendar year.

Under the Deferred Compensation Plan, beginning on the anniversary of the executive’s date of hire, the Company will match the amount of the base and bonus compensation deferred by the executive during the Plan year minus the Internal Revenue Code Section 401(a)(17) qualified plan compensation limit as indexed on an annual basis (“Eligible Compensation”). If an executive elects to defer up to 3% of his or her Eligible Compensation, the Company matches 100% of the deferral. If an executive elects to defer more than 3% of his or her Eligible Compensation, the Company matches amounts deferred over 3% and up to 6% of Eligible Compensation at a rate of 50%. The amounts deferred by the executive and credited under the executive’s deferred compensation account are at all times fully vested. The Company’s matching deferral credited to an executive’s deferred compensation account vests upon the second anniversary of the executive’s date of hire, or earlier upon a Change in Control. The definition of “Change in Control” is discussed in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

Amounts held under the Deferred Compensation Plan (including amounts under the prior deferred compensation plan described below) may be invested by the executive through participation in certain mutual funds made available under the Deferred Compensation Plan.

The Deferred Compensation Plan provides for payments in compliance with Section 409A of the Internal Revenue Code (“Section 409A”). Accordingly, six months after the date of an executive’s separation from service, an executive is entitled to receive, in a single lump sum cash payment, the vested amounts credited in his or her deferred compensation account. If the separation from service takes place after the executive’s normal or early retirement date, the executive may receive payments in installments in the form he or she elected prior to participation in the Plan.

If the executive’s employment is terminated due to death or disability, the Company will pay to the executive or his or her estate, on the date of separation from service and in a single lump sum, the vested amount credited under his or her deferred compensation account. If the executive incurs a severe financial hardship caused by an accident, illness or similar extraordinary and unforeseeable emergency beyond the control of the executive, the executive may elect immediate payment of all or a portion of the vested amount credited to the executive’s deferred compensation account, subject to Company authorization and compliance with Section 409A.

In addition, in the event of the occurrence of a Change in Control of the Company, the executive is entitled to receive in a single lump sum payment, the amounts then credited to his or her deferred compensation account as soon as practicable thereafter.

The Deferred Compensation Plan became effective January 1, 2008 and replaced a non-qualified deferred compensation plan that did not provide for matching employer contributions and under which executives could defer only up to 25% of base salary and 100% of bonus awards and would earn interest on the deferred amounts.

The table below provides, for each named executive officer, information relating to his or her deferred compensation activity and balances, if any.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

Name	Executive contributions in Fiscal Year 2008 ($)	Company contributions in last Fiscal Year 2008 ($) (a)	Aggregate earnings in Fiscal Year 2008 ($)	Aggregate withdrawals/ distributions in Fiscal Year 2008 ($)	Aggregate balance at end of Fiscal Year 2008 ($) (b)
Kay Krill	$96,300	$72,225	$(71,314)	$—	$172,704
Michael Nicholson	103,023	6,750	(26,741)	—	87,748
Christine Beauchamp	—	—	—	—	—
Gary Muto	—	—	—	—	—
Brian Lynch	38,333	28,750	(16,687)	—	50,396
Adrienne Lazarus	19,167	8,634	(92,055)	—	312,145	(c)

(a)	Any contributions reported in this column are reflected as compensation for the respective named executive officer in the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

(b)	$1,036 of the aggregate balance for Ms. Krill and $4,513 of the aggregate balance for Ms. Lazarus was reported as compensation in the Summary Compensation Table in previous years.

(c)	The amount for Ms. Lazarus was distributed to her in February 2009 in connection with her separation from the Company in fiscal year 2008.

PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL AND

OTHER TERMINATION EVENTS

The following is a description of the specific circumstances relating to termination of employment and Change in Control of the Company that will trigger payments to each current named executive officer and a calculation of the estimated payments to those officers as a result of the occurrence of such events had they occurred on January 31, 2009, the end of the Company’s fiscal year. “Change in Control” is generally defined as (i) the acquisition of a substantial percentage of the Company’s common stock (at least 20% under Ms. Krill’s employment agreement and under the Company’s 2003 Equity Incentive Plan, and at least 30% under the Company’s Deferred Compensation Plan and the Special Severance Plan), (ii) a change in the majority of the Board of Directors, or (iii) certain reorganizations, mergers or consolidations involving the Company.

Kay Krill

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer on October 1, 2005. While the initial term of the agreement ended on October 1, 2008, the term of the agreement automatically renews for additional one-year periods unless either party gives a timely non-renewal notice. Ms. Krill’s employment agreement provides for payments to be made to Ms. Krill upon certain termination events, including a Change in Control of the Company.

Cash Compensation

Under Ms. Krill’s employment agreement, if any of the following termination events (the “Termination Events”) occurs:

•

Ms. Krill’s employment is terminated by the Company without “Cause” (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

•	Ms. Krill’s employment is terminated by Ms. Krill for “Good Reason” (as defined below);

•	Ms. Krill’s employment is terminated due to “Disability” (which entails her inability to perform her duties as a result of physical or mental incapacity for a period of six consecutive months); or

•	the agreement expires as a result of the Company not renewing her employment agreement,

Ms. Krill is entitled to receive, in addition to medical and welfare benefits, cash severance (payable monthly) for a specified severance period (as described below) based on:

•	her annual base salary, plus

•

the average of her total bonuses (including her bonuses under the Performance Compensation Plan, including the Restricted Cash Feature (“RCF”), and the Long-Term Cash Incentive Plan) earned over the prior three fiscal years, except that in the case of Disability, only her salary and the average of her annual bonuses under the Performance Compensation Plan will be used and any disability payments she would have received under the Company’s disability plans would be deducted.

In the case of a termination due to Disability, the severance period is 18 months. In the other circumstances, the severance period is the longer of 18 months or the remainder of the term of her employment agreement, and she would also be entitled to outplacement services. In the event of Ms. Krill’s Disability, after the 18-month severance period and until Ms. Krill reaches the age of 65, Ms. Krill would be entitled to receive payments under the Company’s applicable short-term and long-term disability plans, which long-term disability payments may not be less than 60% of her annual base salary in effect on the date of termination.

During the term of Ms. Krill’s employment agreement and for a period of 18 months following Ms. Krill’s termination of employment with the Company (other than in the case of termination in connection with her death, termination by the Company for Cause or termination by Ms. Krill for other than Good Reason), the Company is required to maintain a supplemental life insurance policy on behalf of Ms. Krill. This policy provides for a death benefit to her beneficiary of no less than $7 million, the proceeds of which would be paid upon her death.

If following a Change in Control, Ms. Krill’s employment is terminated without Cause or she terminates her employment for Good Reason, then instead of the cash severance described above, Ms. Krill is entitled to receive a lump sum cash severance payment equal to three times the sum of:

•	her annual base salary, plus

•	the average of her total bonuses earned over the prior three fiscal years.

If the Change in Control, however, does not constitute a change in control within the meaning of Section 409A of the Internal Revenue Code or if such termination occurs prior to the occurrence of a Change in Control but during the pendency of a Potential Change in Control, upon termination, Ms. Krill would be entitled to receive on a monthly basis for a period of 18 months, an amount equal to one-sixth of her annual base salary then in effect plus one-sixth of the average of her total bonuses earned over the prior three fiscal years. A “Potential Change in Control” will generally be deemed to have occurred if the Company or any person takes action which, if consummated, would constitute a Change in Control, any person acquires 15% or more of the Company’s common stock, or the Board adopts a resolution declaring that a Potential Change in Control has occurred.

In addition, Ms. Krill has “Good Reason” to terminate her employment with the Company:

•

upon a failure by the Company to comply with any material provision of her employment agreement which has not been cured within ten business days after notice of noncompliance has been given by Ms. Krill to the Company,

•	upon action by the Company resulting in a diminution of Ms. Krill’s title or authority,

•	upon the Company’s relocation of Ms. Krill’s principal place of employment outside of the New York City metropolitan area,

•	one year after a Change in Control, or

•	upon the failure of the Company to obtain from a successor the assumption and agreement to perform the obligations under the employment agreement.

Equity Compensation

Upon a Termination Event, all time-vesting stock options and time-vesting restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill is entitled to exercise these stock options for a period of up to three years following the Termination Event, provided that such options have not expired before the end of that period. While Ms. Krill’s previous employment agreement with the Company had provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee imposed a limitation on the acceleration of vesting of performance-based restricted stock awards made on or after October 1, 2005. As a result, upon a Termination Event not involving a Change in Control, only that portion of these awards which is eligible to vest on March 15 following the end of the fiscal year of termination will vest (and then only on a pro rata basis).

In the case of a Change in Control, regardless of whether her employment is terminated, all equity awards granted to Ms. Krill will vest and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted. Ms. Krill will also be entitled to a gross-up to compensate her for excise taxes applicable to Change in Control payments.

Restrictive Covenants

Ms. Krill is subject to non-solicitation and non-competition covenants during her employment, during the period in which she receives severance payments and, in the case where the Company terminates her employment for Cause or Ms. Krill terminates her employment without Good Reason, for the following 12 months.

See the “Non-Qualified Deferred Compensation” section of this proxy statement for deferred compensation benefits paid to Ms. Krill and the other named executive officers upon termination or Change in Control, if applicable.

The following table summarizes the amounts that would be payable to Ms. Krill upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on January 31, 2009 (the end of the Company’s 2008 fiscal year):

2008 Potential Payments to Kay Krill upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with the Executive’s Termination
Cash Severance (base salary + bonus)	—	—	$3,717,225	$3,717,225	$3,153,600		—		—	$7,434,450
Restricted Stock (a)—Accelerated	—	—	$901,382	$901,382	$881,087		$881,087		$1,103,105	$1,103,105
Stock Options (a)—Accelerated	—	—	—	—	—		—		—	—
Health & Welfare	—	—	$17,119	$17,119	$17,119		—		—	$12,288
Other	—	—	—	—	$9,082,500	(b)	$9,250,000	(c)	—	$30,000	(d)
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	$4,635,726	$4,635,726	$13,134,306		$10,131,087		$1,103,105	$8,579,843

(a)	For the table above as well as for all the tables that follow in this section, the restricted stock value represents the number of shares outstanding for the executive multiplied by the Company’s 2008 fiscal year end stock price of $4.92. For stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between the Company’s 2008 fiscal year end stock price and the option’s exercise price. All stock options granted to our named executive officers in 2008 and in prior years are significantly underwater and have no intrinsic value, as reflected in the tables in this section.

(b)	Represents payments under the Company’s short-term and long-term disability plans that Ms. Krill would be entitled to receive after the initial 18-month severance period.

(c)	Represents the death benefit payable to Ms. Krill’s beneficiary under basic and supplemental life insurance policies.

(d)	Represents the approximate value of outplacement services for one year.

Other Named Executive Officers

Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements

During fiscal year 2008, the Company entered into Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of our named executive officers other than Ms. Krill, who is subject to her employment agreement as described above. Under these Non-Compete Agreements, the executive agrees to comply with certain non-competition, non-solicitation and confidentiality obligations. If the executive is terminated by the Company without Cause (and in the cases of Messrs. Muto and Lynch and Ms. Beauchamp, if they were to terminate their employment for “Good Reason”, as defined below), he or she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under the Performance Compensation Plan based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCF, in addition to any RCF amounts earned in the season in which he or she is terminated, which amounts are payable in accordance with the payment schedule of such feature.

If Messrs. Muto, Lynch or Ms. Beauchamp were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to him for the time period, if any, it chooses to enforce such provision.

Under the Non-Compete Agreements, “Good Reason” is generally defined as:

•

action by the Company resulting in a diminution of the executive’s title or responsibilities, including a change in the executive’s reporting relationship so that he or she no longer reports to the CEO;

•	the Company’s relocation of the executive’s principal place of employment outside of the New York City metropolitan area; or

•	the Company’s breach of any contractual agreements with the executive, provided the Company does not cure that breach within fourteen calendar days of notice from the executive.

“Cause” is defined as:

•	conviction for the commission of any act or acts constituting a felony;

•	action toward the Company involving dishonesty;

•	refusal to abide by or follow reasonable written directions of the CEO, which does not cease within ten business days after such written notice;

•	gross nonfeasance which does not cease within ten business days after written notice; or

•

failure to comply with the confidentiality, non-competition and non-solicitation provisions of the Non-Compete Agreement or other willful conduct which is intended to have and does have a material adverse impact on the Company.

Special Severance Plan

In addition, our current named executive officers, other than Ms. Krill, are entitled to the benefits under the AnnTaylor Stores Corporation Special Severance Plan (the “Special Severance Plan”). Under the Special Severance Plan, the executive is entitled to receive cash severance upon the occurrence of a “Qualifying Termination” following a Change in Control of the Company. A “Qualifying Termination” includes a termination of the executive’s employment by the Company without “Cause” or a termination by the executive of his or her employment for “Good Reason” at any time within two years following a Change in Control. “Cause” is defined as the

•	willful and continued failure by the executive to substantially perform his or her duties with the Company (other than by reason of physical or mental capacity); or

•	the conviction of the executive for the commission of a felony involving moral turpitude.

The executive has “Good Reason” to terminate his or her employment if any of the following occurs after a Change in Control:

•	his or her duties or authority are diminished materially;

•	the location of his or her place of employment has changed by more than fifty miles; or

•	there has been a reduction in the executive’s salary or bonus opportunity.

In the event of a Change in Control with a Qualifying Termination, the executive is entitled to receive a lump sum equal to 2.5 times his or her “Annual Compensation.” “Annual Compensation” is the executive’s current base salary plus the average of the annual bonuses earned by the executive over the prior three full fiscal years or, if higher, in the three years including the year in which the Qualifying Termination occurs. In addition, for a period of 30 months following the date of a Qualifying Termination, the executive is entitled to receive all Company-paid benefits under any group health plan and life insurance plan of the Company. Upon a Change in Control of the Company, in accordance with the terms of the Company’s 2003 Equity Incentive Plan, all stock options and restricted stock granted to the named executive officer automatically vest.

Under the Special Severance Plan, in exchange for the severance benefits described above, the participant is required to sign a release in favor of the Company relating to all claims or liabilities of any kind with the Company. In addition, the executive is entitled to a gross-up payment to compensate him or her for excise taxes applicable to Change in Control payments.

Under the Company’s disability plans, each of our named executive officers (other than Ms. Krill, whose arrangement is covered by her employment agreement) is entitled to receive, for the first 2.5 years following the date of disability, 100% of his or her base salary in effect on the date of disability and thereafter, depending on the nature of the disability, up to 60% of his or her base salary, not to exceed $12,500 per month, until he or she reaches the age of 65. The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive. Of our current named executive officers, Ms. Krill, Messrs. Nicholson and Muto and Ms. Beauchamp have a supplemental life insurance policy, the premiums of which are not funded by the Company. Ms. Krill’s policy is in addition to the supplemental life insurance policy maintained by the Company on her behalf pursuant to her employment agreement.

Assuming the occurrence of the following termination events and/or Change in Control of the Company on January 31, 2009 (the end of the Company’s 2008 fiscal year), each current named executive officer will be entitled to receive payments set out in the respective tables below.

2008 Potential Payments to Mr. Nicholson upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$900,000	(a)	—	—	$1,499,242	(b)	—		—		—	$2,502,915
Restricted Stock—Accelerated	—		—	—	—		—		—		$131,610	$131,610
Stock Options—Accelerated	—		—	—	—		—		—		—	—
Health & Welfare	$11,568	(a)	—	—	$11,568	(b)	$11,568		—		—	$28,920
Other	—		—	—	—		$3,562,500	(c)	$2,250,000	(d)	—	—
Excise Tax Gross-Up	—		—	—	—		—		—		—	$1,068,228
Total	$911,568	(a)	—	—	$1,510,810	(b)	$3,574,068		$2,250,000		$131,610	$3,731,673

(a)	Payable only if the Company elects to enforce for the full 12-month period the non-competition provisions of the Non-Compete Agreement.
(b)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.
(c)	Represents payments under the Company’s short-term and long-term disability plans.
(d)	Represents payments under basic and supplemental life insurance policies.

2008 Potential Payments to Ms. Beauchamp upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,200,000	(a)	—	$1,466,154	(a)	$1,466,154	(a)	—		—		—	$2,665,385
Restricted Stock—Accelerated	—		—	—		—		—		—		$122,995	$122,995
Stock Options—Accelerated	—		—	—		—		—		—		—	—
Health & Welfare	$7,067	(a)	—	$7,067	(a)	$7,067	(a)	$7,067		—		—	$17,667
Other	—		—	—		—		$4,482,500	(b)	$2,250,000	(c)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	$1,091,190
Total	$1,207,067	(a)	—	$1,473,221	(a)	$1,473,221	(a)	$4,489,567		$2,250,000		$122,995	$3,897,237

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Represents payments under the Company’s short-term and long-term disability plans.

(c)	Represents payments under basic and supplemental life insurance policies.

2008 Potential Payments to Mr. Muto upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,350,000	(a)	—	$1,491,923	(a)	$1,491,923	(a)	—		—		—	$2,604,808
Restricted Stock—Accelerated	—		—	—		—		—		—		$270,600	$270,600
Stock Options—Accelerated	—		—	—		—		—		—		—	—
Health & Welfare	$10,749	(a)	—	$10,749	(a)	$10,749	(a)	$10,749		—		—	$26,872
Other	—		—	—		—		$3,577,500	(b)	$760,000	(c)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	—
Total	$1,360,749	(a)	—	$1,502,672	(a)	$1,502,672	(a)	$3,588,249		$760,000		$270,600	$2,902,280

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Represents payments under the Company’s short-term and long-term disability plans.

(c)	Represents payments under the basic life insurance policy.

2008 Potential Payments to Mr. Lynch upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,050,000	(a)	—	$1,659,615	(a)	$1,659,615	(a)	—		—		—	$3,070,083
Restricted Stock—Accelerated	—		—	—		—		—		—		$295,200	$295,200
Stock Options—Accelerated	—		—	—		—		—		—		—	—
Health & Welfare	$10,848	(a)	—	$10,848	(a)	$10,848	(a)	$10,848		—		—	$27,120
Other	—		—	—		—		$350,000	(b)	$750,000	(c)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	$1,298,981
Total	$1,060,848	(a)	—	$1,670,463	(a)	$1,670,463	(a)	$360,848		$750,000		$295,200	$4,691,384

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Represents payments under the Company’s short-term and long-term disability plans.

(c)	Represents payments under the basic life insurance policy.

Adrienne Lazarus

Ms. Lazarus separated from the Company, effective August 12, 2008. In connection with her separation and consistent with the terms of her Non-Compete Agreement, Ms. Lazarus is bound by the confidentiality, non-solicitation and non-compete provisions of that agreement and is entitled to receive 18 months of her base salary over a 12-month period, as well as health and welfare benefits during that period. Any unvested restricted stock and stock options previously granted to Ms. Lazarus were forfeited. The amounts paid to Ms. Lazarus in connection with her separation are set forth in the Summary Compensation Table of this proxy statement.

DIRECTOR COMPENSATION

During fiscal year 2008, the Board reviewed non-employee director compensation and determined that no changes were necessary from the compensation levels in effect during the prior fiscal year. In its review, the Board considered compensation paid to directors at similarly situated companies and the time commitments required of the directors. On occasion, the Board may receive advice and recommendations from an outside compensation consultant regarding non-employee director compensation. Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company.

In August of 2008, the Board determined that it would be appropriate for the Compensation Committee, instead of the Board, to review and approve non-employee director compensation annually, and, accordingly, the Committee assumed this new role.

Cash Compensation

During fiscal year 2008, directors, other than Ms. Krill, received the following cash fees:

•	an annual fee of $40,000, payable in quarterly installments on February 1st, May 1st, August 1st and November 1st;

•	an attendance fee of $1,500 per Board meeting for the fifth and any subsequent Board meetings attended by the director during the year; and

•	an attendance fee of $1,500 per Board Committee meeting.

In addition, the Committee Chairs received the following fees:

•	The Audit Committee Chair received an annual fee of $30,000;

•	The Compensation Committee Chair received an annual fee of $20,000; and

•	The Nominating and Corporate Governance Committee Chair received an annual fee of $20,000.

In addition to the applicable fees above, the Non-Executive Chairman of the Board also received an additional annual cash fee of $60,000.

Equity Compensation

Non-employee directors received an annual grant of restricted shares of the Company’s common stock valued at $90,000 (rounded to avoid granting fractional shares) on the date of the 2008 Annual Meeting of Stockholders. The Non-Executive Chairman received an additional annual grant of restricted shares of the Company’s common stock valued at $65,000, also on the date of the 2008 Annual Meeting of Stockholders. The number of shares granted to each such director was determined by using the fair market value of the common stock on the grant date (determined as the closing price on the preceding business day). The restricted shares of common stock vest on the date of the next annual meeting. Generally, a director will forfeit his or her unvested restricted shares if he or she ceases to be a director prior to such date.

A non-employee director joining the Board receives an initial grant of restricted shares of the Company’s common stock valued at $150,000 on the grant date and vesting on the third anniversary thereof. The director will forfeit the unvested restricted shares if he or she ceases to be a director for any reason prior to the third anniversary of the date of grant. During fiscal year 2008, Ms. Gass who joined our Board in November of 2008 received this initial grant.

The following table lists the compensation paid to the Company’s non-employee directors during fiscal year 2008.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
James J. Burke, Jr.	$58,000	$90,001	—	—	—	—	$148,001
Wesley E. Cantrell	78,000	90,001	—	—	—	—	168,001
Michelle Gass	12,522	9,890	—	—	—	—	22,412
Dale W. Hilpert	72,000	90,001	—	—	—	—	162,001
Ronald W. Hovsepian	125,500	154,999	—	—	—	—	280,499
Linda A. Huett	50,500	90,001	—	—	—	—	140,501
Michael W. Trapp	82,000	90,001	—	—	—	—	172,001
Daniel W. Yih	49,000	114,538	—	—	—	—	163,538

(a)	The grant date fair value for the restricted stock award granted to each director (other than Mr. Hovsepian and Ms. Gass) on May 15, 2008 is $90,002. The grant date fair value for the restricted stock award granted to (i) Mr. Hovsepian on May 15, 2008 is $154,997 and (ii) Ms. Gass on November 20, 2008 is $150,001. The values in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2009 in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in and prior to 2008.

(b)	As of January 31, 2009, each of our current directors held 3,124 shares of unvested restricted stock, except for Ms. Gass, who held 28,302 shares, Mr. Hovsepian, who held 5,380 shares, and Mr. Yih, who held 8,216 shares.

(c)	As of January 31, 2009, each of the following directors held the respective number of unexercised options to purchase shares of the Company’s common stock: Mr. Burke, 33,000 shares; Mr. Cantrell, 28,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Mr. Hovsepian, 33,000 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

The following table sets forth certain information as of March 18, 2009 concerning the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the named executive officers listed in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his or her shares of common stock. Beneficial ownership is calculated in accordance with the SEC rules and includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (a)	5,493,375	9.40%
FMR LLC (b)	3,233,700	5.53%
Ronald W. Hovsepian (c)	48,755	*
Kay Krill (c)	1,624,946	2.74%
Christine Beauchamp (c)	125,000	*
Brian Lynch (c)	298,179	*
Gary Muto (c)	155,000	*
Michael Nicholson (c)	252,514	*
Adrienne Lazarus (c)	20,706	*
James J. Burke, Jr. (c)	230,587	*
Wesley E. Cantrell (c)	40,220	*
Michelle Gass (c)	28,302	*
Dale W. Hilpert (c)	28,595	*
Linda A. Huett (c)	28,595	*
Michael W. Trapp (c)	29,962	*
Daniel W. Yih (c)	8,216	*
All Current Executive Officers and Directors as a Group (13 persons) (c)	2,806,871	4.97%

*	Less than 1%

(a)	In an amended Schedule 13G filed with the SEC on February 11, 2009, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 5,493,375 shares. Price Associates has sole voting power over 1,240,550 shares and sole dispositive power over 5,493,375 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(b)	In an amended Schedule 13G filed with the SEC on February 17, 2009, FMR LLC and Edward C. Johnson 3d (“ECJ”) reported beneficial ownership of 3,233,700 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of the 3,233,700 shares as a result of acting as investment adviser to various investment companies. ECJ and FMR LLC, through its control of Fidelity, and the Fidelity funds (the “Fidelity Funds”), each has sole power to dispose of the 3,233,700 shares. Neither FMR LLC nor ECJ has the sole power to vote or direct the voting of the shares owed directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. FMR LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

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(c)	The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 18, 2009 as follows: Mr. Hovsepian, 33,000 shares; Ms. Krill, 938,908 shares; Ms. Beauchamp, 0 shares; Mr. Lynch 68,500 shares; Mr. Muto, 0 shares; Mr. Nicholson, 14,250 shares; Ms. Lazarus, 0 shares; Mr. Burke, 33,000 shares; Mr. Cantrell, 28,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as follows: Mr. Hovsepian, 5,380 shares; Ms. Krill, 471,701 shares; Ms. Beauchamp, 125,000 shares; Mr. Lynch, 210,558 shares; Mr. Muto, 155,000 shares; Mr. Nicholson, 134,142 shares; Ms. Lazarus, 0 shares; Mr. Burke, 3,124 shares; Mr. Cantrell, 3,124 shares; Ms. Gass, 28,302 shares; Mr. Hilpert, 3,124 shares; Ms. Huett, 3,124 shares; Mr. Trapp, 3,124 shares; and Mr. Yih, 8,216 shares.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC and the New York Stock Exchange reports of their ownership and changes in their ownership of common stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2008 all transactions were reported on a timely basis.

EXECUTIVE OFFICERS

The following table lists certain information regarding the executive officers of the Company:

Name	Position and Offices
Kay Krill	Chief Executive Officer, President and a Director
Christine Beauchamp	President, AnnTaylor Stores
Gary Muto	President, LOFT
Brian Lynch	President, Corporate Operations
Barbara K. Eisenberg	Executive Vice President, General Counsel and Corporate Secretary
Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer

Information regarding Ms. Krill is set forth above under “Nominees for Election as Class III Directors Term Expiring 2012”.

Christine Beauchamp, age 39. Ms. Beauchamp joined the Company as President of AnnTaylor Stores in August 2008 and from April 2008 until then, she provided strategic consulting services to the Company. Previously, since 2007 she was Chief Executive Officer and President of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc, and from 2003 to 2007, she served as President and General Merchandise Manager of Victoria’s Secret Beauty Company.

Gary Muto, age 49. Mr. Muto joined the Company in November 2008 as President of LOFT. Previously, since 2007 he was President of Gap Adult and GapBody, a division of Gap, Inc., and from 2005 to 2007, he was President of Forth & Towne, also a division of Gap, Inc. Prior to that, from 2002 to 2005, Mr. Muto was President of Gap, N.A., and from 2001 to 2002, he was President of the Banana Republic division of Gap, Inc.

Brian Lynch, age 51. Mr. Lynch is President of the Company’s Corporate Operations. Previously, since 2006, he was Executive Vice President of the AnnTaylor Factory division and of the Company’s store operations. From 2004 to 2006, he was Senior Vice President of the AnnTaylor Stores division and of the Company’s store operations. Before joining the Company, Mr. Lynch was Senior Vice President of Gap, Inc. from 2000 and 2004.

Barbara K. Eisenberg, age 63. Ms. Eisenberg has been Executive Vice President, General Counsel and Corporate Secretary since 2005. Previously, she was Senior Vice President, General Counsel and Corporate Secretary of the Company from 2001 to 2005.

Michael J. Nicholson, age 42. Mr. Nicholson has been Executive Vice President, Chief Financial Officer and Treasurer since 2007. Previously, since 2006 he was Executive Vice President, Chief Operating and Financial Officer of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc. From 2005 to 2006, he served as Senior Vice President and Chief Financial Officer of Victoria’s Secret Beauty Company and from 2001 to 2005 as its Vice President and Chief Financial Officer.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The SEC has adopted regulations that govern the inclusion of such proposals in a company’s proxy materials. Pursuant to the SEC’s Rule 14a-8, the Company must receive any stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders no later than December 2, 2009, in order for such proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

The Company’s Bylaws provide that for a stockholder to nominate a director for election to the Company’s Board of Directors or to propose any other matter for consideration at the Company’s annual meeting (other than matters to be included in the Company’s proxy statement, which must be submitted in accordance with Rule 14a-8), that stockholder must give timely prior written notice to the Corporate Secretary of the Company of that stockholder’s intention to bring such business before the meeting, and such notice must contain certain information as set forth in our Bylaws. To be timely for the 2010 Annual Meeting of Stockholders, it must be received by the Company not less than 90 days nor more than 120 days prior to May 13, 2010, which will be the anniversary date of the prior year’s meeting (or if the date for the 2010 Annual Meeting is not within 25 days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made).

ADDITIONAL INFORMATION

Copies of the Company’s 2008 Annual Report to Stockholders, which includes audited financial statements, are being provided to stockholders of the Company with this proxy statement.

NEW YORK, NEW YORK

April 1, 2009

IN SUPPORT OF OUR COMPANY’S GREEN INITIATIVE, “ANN CARES ABOUT OUR PLANET”, THIS PROXY STATEMENT WAS PRINTED ON FSC CERTIFIED PAPER.

ANNTAYLOR STORES CORPORATION

7 TIMES SQUARE, 5th FLOOR

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help the environment and reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ANNTL1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ANNTAYLOR STORES CORPORATION

Vote on Directors

1. To elect the following two Class III directors to the Board of Directors of the Company:

For Against Abstain

1a) James J. Burke, Jr.; and

1b) Kay Krill

Vote on Proposals For Against Abstain

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

3. Such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Stockholders who hold our common stock at the close of business on March 23, 2009 are entitled to notice of and to vote at the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The 2009 Annual Meeting of the Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Thursday, May 13, 2009, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the purposes listed on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Form 10-K and Proxy Statement are available at www.proxyvote.com.

Admission Ticket

This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a government issued picture identification.

ANNTL2

AnnTaylor Stores Corporation

7 Times Square, 5th Floor New York, NY 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS

May 13, 2009

The stockholder(s) hereby appoint(s) Barbara Eisenberg, Kay Krill and Michael Nicholson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AnnTaylor Stores Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time on May 13, 2009 at the Company’s offices, and at any adjournment or postponement thereof.

To the extent the undersigned holds shares of common stock of the Company through participation in the AnnTaylor Associate Discount Stock Purchase Plan and/or the AnnTaylor 401(k) Savings Plan, the undersigned is hereby providing instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders. If a signed proxy card is not returned and received by May 10, 2009, (i) in the case of shares held through the Associate Discount Stock Purchase Plan, the custodian shall not vote such shares, and (ii) in the case of Company shares held through the 401(k) Savings Plan, the trustee shall vote such shares in the same proportion as it voted shares for which it received instructions.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR ALL NOMINEES” LISTED AND “FOR” THE OTHER PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE